UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2008

WORLD TROPHY OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-128532	20-2190950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jingyi Road, Changxing Economic Development Zone, Changxing, Zhejiang Province, The
People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: 0572-6267666

5210 Fairlee Court, Anaheim Hills, California 92807

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Items 2.01 and 5.01 herein below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 12, 2008 (the “Closing Date”), World Trophy Outfitters, Inc., a Nevada corporation (“World Trophy” or the “Registrant”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Fast More Limited, a Hong Kong investment holding company (“Fast More”), Cheer Gold Development Limited, a company organized under the laws of Samoa (“Cheer Gold”) and Floster Investment Limited, a company organized under the laws of Samoa (“Floster” and together with Cheer Gold, the “Stockholders”). As a result of the share exchange, World Trophy acquired all of the issued and outstanding securities of Fast More from the Stockholders in exchange for Thirty-Five Million (35,000,000) newly-issued shares of World Trophy’s common stock, par value $0.001 per share (“Common Stock”), of which Thirty-Two Million Nine Hundred Thousand (32,900,000) shares were issued to Cheer Gold and Two Million One Hundred Thousand (2,100,000) shares were issued to Floster. As of the Closing Date, the Stockholders collectively beneficially own seventy percent (70%) of the voting capital stock of World Trophy, 65.8% of which is owned by Cheer Gold and 4.2% of which is owned by Floster. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a) (1) (B) and/or Section 351 of the Internal Revenue Code of 1986, as amended. As a result of the Exchange, Fast More became a wholly-owned subsidiary of World Trophy.

Simultaneously with the filing of this Report, World Trophy shall also file with the U.S. Securities and Exchange Commission (the “SEC”) an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934, as amended (hereinafter, the “Exchange Act”) that describes a change in a majority of World Trophy’s Board of Directors (the “Board”) that shall, not earlier than ten (10) days following the date of such filing, occur in connection with the change of control of World Trophy described in this Report (such date is referred to herein as the “Information Filing Date”). For further detail on the change of control, please see Item 5.02 herein below.

The following is disclosure regarding World Trophy, Fast More and Fast More’s wholly-owned and chief operating subsidiary, Changxing Chisen Electric Co., Ltd. (“Chisen” and together with Fast More, the “Company”), the principal business activities of which consist of the manufacture and sale of sealed lead-acid battery products primarily in the electric bicycle market.

Of the total number of shares of capital stock currently issued and outstanding of Cheer Gold, 100% are owned by Wisejoin Group Limited, a British Virgin Islands company, which is 100% owned and controlled by Xu Kecheng, a newly-appointed President, Chief Executive Officer and Director of World Trophy and the founder of Chisen. Of the total number of shares of capital stock currently issued and outstanding of Floster, 100% are owned by Slivercord Limited, a British Virgin Islands company, which is 100% owned and controlled by Xu Xinhua, an individual.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references in this Report to “we”, “us”, “our” or the “Company” are to the consolidated business of the Fast More and Chisen, except that references to “our Common Stock”, “our shares of Common Stock” or “our capital stock” or similar terms shall refer to the Common Stock of World Trophy. References to “RMB” refer to the Chinese Renminbi, the currency of the primary economic environment in which the Company operates.

Prior Operations of World Trophy

World Trophy was formed as a Nevada corporation on January 13, 2005, and has been in the business of selling big game hunting packages to high end clients who sought to hunt with the top tier big game outfitters.  Its main product sold was hunting trips, which included the hunting license and guide fees.  World Trophy purchased and resold several hunting trips, selling them at a profit or for a mark-up. World Trophy also provided incidental advisory services to purchasers of hunting trips by helping these clients select an appropriate hunt, with no additional fees charged for these services.

During the year ended March 31, 2008, World Trophy sold its entire inventory of big game hunts, but has been unsuccessful in developing a profitable business.  World Trophy ceased its operations and became a development stage company effective April 1, 2008. Prior to the Exchange, World Trophy focused its efforts on seeking a business opportunity and had been in the process of locating and negotiating with business entities for the merger of a target company into World Trophy.

Our Common Stock is currently traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “WTRY”. Immediately prior to the Exchange, World Trophy was considered a “blank check” development stage company with US$51,039 in assets and a net loss of US$(27,977) for the three (3) months ended September 30, 2008.  On the Closing Date, the Company did not have any liabilities.

Current Operations (General Development of Business)

Fast More

Fast More is an investment holding company incorporated in Hong Kong on December 17, 2007 with limited liability. Chisen was founded in Huzhou, Zhejiang Province, The People’s Republic of China (also referred to herein as the “PRC”) in 2002 with registered capital of RMB10,000 (approximately US$124,452). On February 16, 2008, Fast More acquired the 51%, 9% and 40% equity interests in Chisen from Mr. Xu Kecheng, Mr. Xu Keyong and BEME International Co., Ltd., respectively, for RMB6,502,500 (approximately US$926,000), RMB1,147,500 (approximately US$164,000) and RMB 5,100,000 (approximately US$726,000), respectively. Upon the completion of these acquisition transactions, Chisen became the wholly-owned and chief operating subsidiary of Fast More.

Since the ultimate beneficial owner of the Company was, at all times, the substantial stockholder of the Company (Mr. Xu Kecheng), the ownership transfer transaction was accounted for as a transfer of entities under common control in accordance with Statement of Financial Standards No. 141, “Business Combinations”. Therefore, the consolidation has been accounted for at historical cost and prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements (please see Exhibits 99.1, 99.2 and 99.3 attached hereto).

Fast More has authorized capital of HK$10,000 (approximately US$1,282) divided into Ten Thousand (10,000) common shares authorized at HK$1.00 each, Ten Thousand (10,000) of which are currently issued and outstanding and held by World Trophy as a result of the Exchange. World Trophy acquired 9,400 of these shares from Cheer Gold and 600 of these shares from Floster. Xu Hua serves as the Sole Director of Fast More and is a Chinese citizen. Fast More’s registered office is located at Room 1401, 14/F, World Commerce Centre Harbour City, 7-11 Canton Road Tst, Hong Kong.

Summary of Chisen’s Business

The Company is a leading lead-acid motive battery producer in China's personal transportation device market. Our motive battery products are sold under our own brand name and are predominantly used in electric bicycles and distributed and sold in China. Electric bicycles are becoming increasingly popular. Among all types of battery for electric bicycles, the lead-acid motive battery is the preferred choice for electric bicycle manufacturers in China because of its cost efficiency.

Today, Chisen manufactures over 5,550,000 batteries each year, has more than 1,500 employees and is one of China's largest manufacturers of lead-acid batteries for electric-powered bicycles (LABEBs). For each of Chisen's fiscal years ended March 31, 2007 and 2008, sales revenues were RMB226,651,000 (approximately US$28,573,000) and RMB486,038,000 (approximately US$65,389,000), respectively, and our profit after taxation during the same periods amounted to approximately RMB8,924,000 (approximately US$1,130,000) and RMB54,285,000 (approximately US$7,307,000), respectively.

Chisen is located at Changxing Economic Development Zone at the bank of the Taihu Lake in Zhejiang Province, in close proximity to major national transportation systems, including National Highways 104 and 318, the Shanghai – Jiangsu – Zhejiang – Anhui – Hangzhou – Nanjing Expressway, the Changxing – Huzhou – Shanghai Channel, the Xuancheng – Hangzhou Railway and the Xinyi – Changxing Railway. The Company’s corporate offices are llocated at Jingyi Road, Changxing Economic Development Zone, Changxing, Zhejiang Province, The People’s Republic of China.

The Company’s Products

Description of our Lead-Acid Motive Batteries

The key components of a lead-acid motive battery include electrode plates and fiberglass dividing plates. The electrode plates are coated with oxidized lead and alloy lead. Pairs of positively charged electrode plates and negatively charged electrode plates each separated by a fiberglass dividing plate are bound together by metal strip and installed into the plastic casing of a lead-acid motive battery. The battery is then filled with sulfuric acid and charged with electricity. The number and the size of electrode plates required to be installed in a lead-acid motive battery will depend on the required level of its storage capacity and the power output.

We produce and offer eight (8) models of lead-acid motive battery products for sale and are mainly engaged in the production of the following models of lead-acid motive battery products for electric bicycles:

Product	Dimentions (LxWxH)	Weight (kg)	Power Output (w)	Estimated Hours Required Per Charging (1)	Estimated Minutes of Use Per Charging (min)(2)	Estimated Travel Distance Per Charging (km)

6-DZM-10Ah	151×99×98	4.2	60	10h	135-145	45-50

6-DZM-12Ah	151×99×102	4.3	72	10h	120-130	45-50

6-DZM-16Ah	151×99×118	5.6	96	10h	120-130	50-60

8-DZM-16Ah	200×100×118	7.4	128	10h	120-130	50-60

6-DZM-17Ah	181×76×166	6.3	102	10h	120-130	50-60

6-DZM-20Ah	181×76×170	7.0	120	10h	120-130	60-70

8-DZM-18Ah	250×100×128	9.0	144	10h	120-130	60-70

8-DZM-20Ah	250×100×128	9.05	160	10h	120-130	60-70

(1) Estimated hours required per charging refers to the estimated number of hours required for charging the battery from nil to full storage capacity.

(2) Estimated hours of use per charging refer to the estimated maximum number of hours for which the battery is able to be used on each occasion when it is charged to its full storage capacity.

All the lead-acid motive battery products produced by us are re-chargeable and can be recharged approximately 500 times. They are standardized and can be used in electric bicycles, electric motorcycles and electric cars produced by different manufacturers.

Pictures of Our Products

6-DZM-10AH	6-DZM-12AH

6-DZM-16AH	6-DZM-17AH

6-DZM-20AH	8-DZM-18AH

Sources and Availability of Raw Materials from Suppliers

The Company purchases the raw materials used in the manufacturing of its products from numerous sources. The Company believes that all necessary raw materials for its products are readily available and will continue to be so in the foreseeable future. The Company has never had, nor does it anticipate experiencing, any shortages of such materials.

The raw material for our battery products consist primarily of electrolytic lead. Our success significantly depends on our ability to secure sufficient and constant supply of electrolytic lead for our production at acceptable price levels. Electrolytic lead represents our largest cost item in our lead-acid motive battery production. During each of the two financial years ended March 31, 2008, the average selling price of electrolytic lead by our suppliers was approximately RMB13,000 (approximately US$2,000) and RMB22,000 (approximately US$3,000) per ton, respectively. For each of the two financial years ended March 31, 2008, costs of lead-related material accounted for approximately 78.3% and 83.95% of our total cost of sales, respectively. We do not have long-term contracts with any of our electrolytic lead suppliers, nor have we entered into any arrangement to mitigate the effect of price fluctuations of electrolytic lead. Hence, any significant increase in the cost of electrolytic lead in the future could adversely affect our results if we cannot transfer the price increment to our customers.

We believe the Company generally maintains sufficient quantities of inventories of its products to meet customer demand.

The Company has entered into written contracts with several suppliers and vendors. The Company has major suppliers who accounted for the following percentage of total purchases and total accounts payable in the fiscal year ended March 31, 2008 and 2007:

	Purchases		Accounts Payable
Major Suppliers	Fiscal year ended March 31, 2008	Fiscal year ended March 31, 2007	Fiscal year ended March 31, 2008	Fiscal year ended March 31, 2007

Company A	4.63%	0.00%	US$130,000	US$0

Company B	8.20%	0.00%	US$570,000	US$0

Company C	18.25%	13.69%	US$196,000	US$507,000

Company D	30.38%	15.11%	US$692,000	US$397,000

Company E	13.22%	5.18%	US$56,000	US$77,000

The Company’s major suppliers who accounted for the following percentage of total purchases and total accounts payable for the three (3) month period ended June 30, 2008 and 2007:

	Purchases		Accounts Payable
Major Suppliers	Three (3) months period ended June 30, 2008	Three (3) months period ended June 30, 2007	Three (3) months period ended June 30, 2008	Three (3) months period ended June 30, 2007

Company A	13.64%	0.00%	US$(543,000)	$US0

Company F	17.40%	0.00%	US$294,000	$US53,000

Company B	14.62%	0.00%	US$415,000	$US0

Company C	0.00%	20.25%	US$0.00	$US440,000

Company D	21.93%	24.68%	US$584,000	$US523,000

Company G	13.12%	0.00%	US$(176,000)	$US0

Key Customers

Accounts receivable related to the Company’s major customers for the years ended March 31, 2008 and 2007 comprised 83% and 70% of all account receivables as of March 31, 2008 and 2007, respectively. Accounts payable related to the Company’s major suppliers for the years ended March 31, 2008 and 2007 comprised 27% and 4% of all accounts payable as of March 31, 2008 and 2007, respectively. The Company’s major customers for the fiscal years ended March 31, 2007and 2008 accounted for the following percentages of total revenue and account receivable:

	Sales		Accounts Receivable
Major Customers	Fiscal year ended March 31, 2008	Fiscal year ended March 31, 2007	Fiscal year ended March 31, 2008	Fiscal year ended March 31, 2007

Company X	40.01%	30.91%	US$10,900,000	US$3,228,000

Company Y	7.23%	7.51%	US$1,731,000	US$929,000

Company Z	5.26%	9.95%	US$279,000	US$714,000

Accounts receivable related to the Company’s major customers for the three (3) month period ended June 30, 2008 comprised 85% of all accounts receivable as of June 30, 2008. Accounts payable related to the Company’s major suppliers for the three (3) month period ended June 30, 2008 comprised 20% of all accounts payable as of June 30, 2008. The Company’s major customers for the three (3) month period ended June 30, 2008 and 2007 accounted for the following percentages of total revenue and accounts receivable:

	Sales		Accounts Receivable
Major Customers	Three (3) Month period Ended June 30, 2008	Three (3) Month period Ended June 30, 2007	Three (3) Month period Ended June 30, 2008	Three (3) Month period Ended June 30, 2007

Company X	64.97%	28.71%	US$12,634,000	US$3,035,000

Company Y	2.22%	16.97%	US$522,000	US$825,000

Company Z	2.31%	13.01%	US$512,000	US$1,096,000

Distribution Methods

We sell our lead-acid motive battery products principally to manufacturers of electric bicycles (please see the section entitled “Key Customers” above). However, with the growing retail market for replacement of battery products, i.e. our secondary market, we have also strengthened our efforts in the sales of battery products to sales representatives and exclusive distributors which are strategically located in 27 provinces, autonomous regions and directly-administered municipalities in China. Chisen currently has exclusive sales agreements with distributors at the provincial and county level, and employs sales representatives in each province across China to help distributors to further distribute products from counties to towns. We have established and maintained long-term relationships with distributors who we believe have local business experience and established regional sales networks.

For the fiscal years ended March 31, 2008 and 2007, distribution for our battery products through our 3 largest distributors accounted for approximately 4.07% and 1.03% of our total annual sales, respectively. For the three (3) months ended June 30, 2008 and 2007, distribution for our battery products through our 3 largest distributors accounted for approximately 4.38% and 2.97% of our total quarterly sales, respectively. Our largest distributors are a distributor in Haimen, Jiangsu province, a distributor in Yancheng, Jiangsu province and a distributor in Chengdu, Sichuan province.

Market Share

Zhejiang is the main province of producing LABEBs, the output of which accounted for approximately half of the total domestic output of LABEBs in China. According to the China Battery Industry Association, in 2007, total output of the top ten (10) enterprises operating in Zheijiang accounted for approximately 50 million LABEBs of the approximate 100 million sold across China in the personal transportation market. According to market research results of Adfaith Consulting Co., Ltd., for the calendar year ended December 31, 2007, our sales of lead-acid battery products in China represented approximately 5.26% of the total market size (in terms of sales revenue) of the lead-acid motive battery products for electric bicycles in China.

According to the Zhejiang Battery Industry Association, the table below shows the four (4) top manufacturers of LABEBs in Zhejiang, and their output during calendar year 2007:

Battery Manufacturer	Production Location	Output in 2007 (approximate)	Market Share
Tianneng Power International	Changxing, Zhejiang	16,500,000	16.5%
Zhejiang Chaowei Power Co., Ltd.	Changxing, Zhejiang	12,500,000	12.5%
CHISEN	Changxing, Zhejiang	5,260,000	5.26%
Zhenjiang Zhenlong Battery Co., Ltd.	Changxing, Zhejiang	3,000,000	3%

Revenues generated by the Company in China accounted for 100% of the Company’s revenues in the fiscal years ended March 31, 2006, 2007 and 2008.

In the calendar year ending December 31, 2008, we believe Chisen’s battery production will reach approximately 9 million. In the calendar year ending December 31, 2008, we believe that Chisen’s battery production will reach approximately 15 million.

Competitive Business Conditions and Market Trends

We believe that in the next several years, due to the intensifying global environmental concerns, there will be increased development of the electric bicycle. We believe that up to 20 million bicycles will be produced and sold in China each year. According to the statistics of related foreign associations, including the magazine Business E-Bicycle (http://www.qqddc.com), the American Electric Drive Association (www.electricdrive.org), Union Cycliste Internationale (www.uci.ch), European Cyclists' Federation (www.ecf.com) and China customs import & export data (www.naid.cn), in 2007, there were approximately 200,000 electric bicycles sold in Europe, 300,000 in Japan, 100,000 in the United States, 300,000 in India and hundreds of thousands in other regions. Global sales outside of China reached between 1.5 to 2 million in 2007. The trend is a growing global demand in the world for electric bicycles, and such demand is increasing rapidly.

With respect to new product trends in the market, Europe, the United States and Japan use primarily a lithium battery whereas India and most of the countries of Southeast Asia use primarily a lead-acid battery. In 2005, according to the Frost & Sullivan Report, approximately 90% of the electric bikes in China used lead-acid motive battery products. However, with technological advancements, it is a general market trend to develop motive battery products that are more environmentally friendly with increased power output and less weight. There can be no assurance that manufacturers of electric bikes will continue to use lead-acid motive battery products as the principal source of motive power for electric bikes. In the event that the market prefers to use other forms of battery product and if we are not able to develop new motive battery products to meet the future demand, our business could be adversely affected.

In 2007, the top electric bicycle brand in terms of production was Xinri, followed by Yadea, Supaiqi, Lvyuan, Taimei, Aucma, Bidewen and Hongdu. Each of these companies is a relatively small enterprise. We believe that continued industrial integration and brand concentration will continue to increase and that these famous brands will rapidly increase their market share. We also that brands will become more diversified by an increasing influence of famous brands on the market. Chisen has established long-term strategic relationships with important electric bicycle manufacturers, including Xinri, Yadea, Taimei, Supai. Xinri’s electric bicycle was honored to serve at the Beijing 2008 Olympic Games and at the Paralympic Games, and Chisen was chosen as the only manufacturer to supply environmentally friendly batteries to Xinri for its electric bicycle. Based on this, in the next several years, we will strive to create an international first-class brand and become the leader in providing “green” energy in the electric bicycle marketplace. Simultaneously, through constant research and development of new chemical energy technologies, we believe Chisen will provide energy-savings and highly-effective energy solutions to our customers for the purpose of improving the quality of human life and a sustainable ecological environment.

Competition

Our chief competitors are Tianneng Power International Ltd. and Zhejiang Chaowei Power Co., Ltd. These companies were the first into the battery industry and during the “initial phase” of electric bicycle and their brands have significant influence in the marketplace. For example, Tianneng ranks first in terms of sales volume and its capital stock is listed on The Stock Exchange of Hong Kong Limited. However in 2008, its branches Taige Power Supply Co., Ltd. and Xinnuoli Power Supply Co., Ltd. were separated from Tianneng, which has impacted that company. Chaowei has a lot of after-sales service stores, but its family-centered management system has had a restrictive impact on its development. Tianneng and Chaowei also do not have close cooperation with one of the top electric bicycle manufacturers in China. Although Chisen entered into its battery industry later than some of its competitors, Chisen has achieved success in establishing long-term strategic cooperation with a top electric bicycle manufacturer. The Company has established long-term strategic cooperation with many famous electric bicycle manufacturers in China, such as Xinri, Yadea, Taimei, Xinkelin and Lvyuan.

Research and Development (R&D)

R&D Summary

The Company has spent approximately US$27,000 during the three (3) month period ended June 30, 2008, approximately US$34,000 for the fiscal year ended March 31, 2008 and approximately US$36,000 for the fiscal year ended March 31, 2007 on Company-sponsored research and development (“R&D”) activities as determined in accordance with US GAAP. The Company plans to spend US$120,000 during fiscal year ending March 31, 2009, US$220,000 during fiscal year ending March 31, 2010 and US$350,000 during fiscal year ending March 31, 2011 on Company-sponsored research and development activities.

Cooperative Partnership

In April 2008, Chisen set up the Zhejiang Changxing Chisen Physical-Chemical Power Supply Research and Development Center at the College of Chemistry and Chemical Engineering at Xiamen University in order to research and develop new products. Xiamen University is a first class comprehensive University in China with 9 graduate schools, 120 research institutions and cooperative inter-university ties to over 100 institutions worldwide. A copy of Chisen’s Agreement with the Research and Development Center is attached hereto as Exhibit 10.1.

Developmental Strategy of the Company

With a leading position in the LABEB battery product market in China, our product research and development capability and our cooperative partnership, we believe we are well positioned to capture additional business opportunities in China's personal transportation device market. In light of those prevailing economic trends of developing alternative transportation devices, aiming to reduce the reliance on oil and gas and producing less emissions, we intend to explore the motive battery market for electric-powered motorcycles and electric cars. Leveraging our experience and expertise in producing lead-acid motive battery products for electric bicycles, our product mix has been expanded to include lead-acid back-up batteries, LiFe motive batteries, LiFe back-up battery products and complementary electrical equipment, such as chargers, controllers and motors, for different types of personal transportation devices. It is our goal to become the largest battery developer producer with a first-class sales and service network in China.

Employees

As of the date of this Report, the Company has 1,533 full-time employees.

Intellectual Property

Chisen successfully registered the trademark “” in China in December 2002 and in the United States, Britain, Germany, France Benelux, Egypt, Hungary, Italy, Russia, Vietnam, Greece and Australia in August 2007.

Chisen successfully registered the trademark “” in China in November 2005.

Chisen successfully registered the trademark “” in China in April 2006.

Chisen successfully registered the trademark “” in China in April 2006.

Chisen successfully registered the trademark “CHISEN” in China in January 2008.

Chisen successfully registered the trademark “CXCS” in China in April and June 2008 and in Cambodia, Thailand, Malaysia, Indonesia and the Philippines in July 2008.

Chisen successfully registered the trademark “” in China in May 2008.

Chisen successfully registered “” in China on May 4, 2008.

Chisen  has obtained the title of “China Famous Trademark” on April 21, 2008.

Chisen currently holds 19 patents, 6 of which patent applications are pending.

The Company currently has one domain name, http://www.chisenpower.com. This domain name is in good standing.

Honors and Certificates Company’s Qualification and Honors

•	National Inspection-Free Product Certification (2007-2010)

•	China Foundation of Consumer Protection High Quality Product Certification

•	China Famous Trademark

•	Huzhou Municipal Government High Quality Enterprise Certificate

•	Zhejiang Famous Product Certification (December 2007)

•	Zhejiang Clean Production Enterprise Certificate

•	Zhejiang Patent Demonstration Enterprise

•	Zhejiang Advanced Information Management Enterprise

•	Zhejiang Top 100 Most Innovative Enterprise

Compliance with Environmental Regulations and Other Laws

Environmental Regulations

We are subject to the national and local environmental laws and regulations in China on environmental matters, such as the discharge of waste water, exhaust fumes and solid waste. The main pollutants generated by us are lead dust or particles and waste water which contain lead and sulfuric acid. During the operation of our production, we did not release any toxic element other than those that are permitted under the relevant laws and regulations.

Lead is the key raw material used in our production of lead-acid motive battery products. An excessive intake of lead dust or particles, whether through inhaling or skin contact, could have harmful effect on health. Lead poisoning may also result from occupations that involve close and frequent contact with or exposure to lead dust or particles.

Lead dust and particles are generated during our production process. Our workers are exposed to electrode plates during different stages of our production process.

Pursuant to the applicable environmental laws and regulations in China, we are obliged to install environmental protection equipment to ensure effective removal of lead dust and particles generated during our production process. We have installed such equipment at each of our five production plants.

Our production process generates waste water containing lead and sulfuric acid. Such waste water will be neutralised and treated to remove lead contents in accordance with the applicable environmental standards in China. We have installed such waste water treatment facilities at all our five production plants. Waste water generated at our production process, after the required treatment, will either be collected and reused for our production requirements or discharged to the municipal waste water collection systems for further treatment and discharge to the environment.

We are also required by the laws and regulations governing health and safety at work in China to provide our employees exposed to lead dust or particles with protective clothing and accessories, such as gloves, goggles and masks. We also arrange all our employees engaging in the lead-related production process to receive medical checks at least once a year. The medical checks include measurement of blood lead level.

Business Qualification and Licenses

General Business License

According to certain corporate laws of the PRC, in order to be a lawfully established company in China, the relevant corporate registration authority shall issue a business license, the date of which shall be the date of the establishment of the company. The company business license shall state the name, domicile, registered capital, actually paid capital, business scope and the name of the legal representative of such company. If any of the items as stated in the business license is changed, the company shall modify the company’s registration, and the company registration authority shall issue a new business license.

Chisen obtained its business license on February 25, 2002, which such license was issued by the Huzhou Administration for Industry and Commerce. According to the Industrial Product Production License Control Regulation of the PRC, enterprises which manufacture lead-acid batteries are permitted to engage in said production if the company obtains a production license. On August 17, 2007, the Administration of Quality Supervision, Inspection and Quarantine of the PRC issued a Production License to Chisen (the license number is XK06-044-0022).

Environmental Reports, Certifications and Licenses

According to certain environmental laws and regulations in China, the Department of Environmental Protection Administration under the State Council shall, in accordance with the national standards for environment quality and China’s economic and technological conditions, establish the national standards for the discharge of pollutants. The People's Governments of Provinces, Autonomous Regions and Municipalities directly under the Central Government may establish their local standards for the discharge of pollutants for items not specified in the national standards. With regard to items already specified in the national standards, they may set local standards, which are more stringent than the national standards, and report the local ones to the Department of Environmental Protection Administration under the State Council for the record. Units that discharge pollutants in areas where the local standards for the discharge of pollutants have been established shall observe such local standards.

On September 5th, 2008, the Changxing Environmental Protection Bureau issued the Notice of Examination Opinion approving Chisen’s Environment Effect Report on its Relocation and Extension of Chisen’s 1500 unit-per-year Lead-acid Battery Production Project.

On October 11th, 2007, the Beijing TIRT Quality Certification Center for the Environment issued the ISO14001 Certificate (number 04807E20059R0M) to the Company and signed-off on the environmental management system applied in Chisen’s production and management activities.

On July 31, 2007, the Beijing TIRT Quality Certification Center for the Environment issued the ISO9001 Certificate to the Company (number 04807Q10708R0M) agreeing that the quality management system applied in Chisen’s production and management activities.

On September 20, 2008, the Changxing Environmental Protection Bureau issued the Pollutant Discharge License to Chisen (license number HuChang080042).

RISK FACTORS

The financial condition, business, operations, and prospects of the Company involve a high degree of risk. You should carefully consider the risks and uncertainties described below, which constitute the material risks relating to the Company, and the other information in this Report. If any of the following risks are realized, the Company’s business, operating results and financial condition could be harmed and the value of the Company’s stock could suffer. This means that investors and stockholders of the Company could lose all or a part of their investment.

RISKS RELATING TO THE PEOPLE’S REPUBLIC OF CHINA

The operations of Chisen are wholly conducted in the PRC. Accordingly, its businesses, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC economy.

Certain Political and Economic Considerations Relating to China Could Adversely Affect Our Company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.

Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

The Chinese Government Exerts Substantial Influence Over The Manner In Which We Must Conduct Our Business Activities Which Could Adversely Affect Our Company.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and State ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in China.

The Chinese Legal System Has Inherent Uncertainties That Could Limit The Legal Protections Available To You.

Chisen’s contractual arrangements in China are governed by the laws of the PRC. China’s legal system is based upon written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited value as precedents. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, and therefore you may not have legal protections for certain matters in China.

Our Assets Are Located In China, Any Dividends Of Proceeds From Liquidation Is Subject To The Approval Of The Relevant Chinese Government Agencies.

Our assets are located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payments will be subject to the decision of our Board of Directors (the “Board”) and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payments and liquidation.

Future Inflation In China May Inhibit Our Activity To Conduct Business In China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten (10) years, the rate of inflation in China has been as high as 20.7% and as low as 2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and thereby harm our business operations.

Capital Outflow Policies In China May Hamper Our Ability To Pay Dividends To Stockholders In The United States

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because all of our current revenues and most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund our business activities outside China or to pay dividends to our shareholders.

Currency Conversion And Exchange Rate Volatility Could Adversely Affect Our Financial Condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China (PBOC) publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises (“FIEs”), for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. Dollar. As our operations are primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced.

The Value Of Our Securities Will Be Affected By The Foreign Exchange Rate Between U.S. Dollars And Renminbi.

The value of our Common Stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our Common Stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our Common Stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our China operations would be reduced.

You May Experience Difficulties In Effecting Service Of Legal Process, Enforcing Foreign Judgments Or Bringing Original Actions In China Based On United States Or Other Foreign Laws Against Us.

We conduct our operations in China and some of our assets are located in China. In addition, some of our Directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon such directors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our Chinese counsel has advised us that China does not have treaties with the U.S. and many other countries that provide for the reciprocal recognition and enforcement of judgment of courts. As a result, recognition and enforcement in China of judgments of a court of the U.S. or any other jurisdiction in relation to any matter may be difficult or impossible.

Our Significant Amount Of Deposits In Certain Banks In China May Be At Risk If These Banks Go Bankrupt During Our Deposit Period.

We had approximately US$3,102,000 at June 30, 2008 in banks in China, which constitutes approximately all of our total cash. The terms of these deposits are, in general, up to twelve (12) months. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests. However, China promulgated a new Bankruptcy Law in August 2006, which became effective on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the new Bankruptcy Law, a Chinese bank may go bankrupt. In addition, since China’s concession to WTO, foreign banks have been gradually permitted to operate in China and have been severe competitors against Chinese banks in many aspects, especially since the opening of Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy of those banks in which we have deposits has increased. In the event of bankruptcy of one of the banks which holds our deposits, we are unlikely to recover our deposits back in full since we are unlikely to be classified as a secured creditor based on PRC laws.

RISKS RELATING TO OUR BUSINESS

We Cannot Predict Whether We Will Meet Internal or External Expectations Of Future Performance.

We believe that our future success depends on our ability to significantly increase revenue from the sale of our battery products. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies with a limited operating history. These risks include our ability to:

•	offer new and innovative battery products;

•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations;

•	maintain our current, and develop new, strategic relationships with customers and suppliers;

•	increase awareness of our products and continue to build customer loyalty; and

•	attract and retain qualified management, consultants and employees.

We Cannot Assure You That Our Organic Growth Strategy Will Be Successful.

One of our growth strategies is to grow organically through increasing the sale of our battery products by increasing our market share and entering new markets both domestically and globally. However, many obstacles to increasing our market share and entering such new markets exist, including, but not limited to, costs associated with increasing market share and entering into such markets and attendant marketing efforts. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our ability to grow and on our future financial condition, results of operations or cash flows.

Our Business And Growth Could Suffer If We Are Unable To Hire And Retain Key Personnel That Are In High Demand.

We depend upon the continued contributions of our senior management and other key personnel, including external experts and advisers. The loss of the services of any of our executive officers or other key personnel could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man insurance on the lives of these individuals at present. As we plan to expand, we will have to attract managerial staff. We may not be able to identify and retain qualified personnel due to our lack of understanding of different cultures and lack of local contacts. This may impede any potential expansion. Our future success will also depend on our ability to attract and retain highly skilled and qualified technical, engineering, managerial, finance, marketing, security and customer service personnel in China. Qualified individuals are in high demand, and we may not be able to successfully attract, assimilate or retain the personnel we need to succeed.

We May Not Be Able To Manage Our Expanding Operations Effectively, Which Could Harm Our Business.

We anticipate expanding our business as we address growth in our customer base and market opportunities. In addition, the geographic dispersion of our operations as a result of overall internal growth requires significant management resources that our locally-based competitors do not need to devote to their operations. In order to manage the expected growth of our operations and personnel, we will be required to improve and implement operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Further, our management will be required to maintain and expand our strategic relationships necessary to our business. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. If we are not successful in establishing, maintaining and managing our personnel, systems, procedures and controls, our business will be materially and adversely affected.

If We Need Additional Capital To Fund Our Growing Operations, We May Not Be Able To Obtain Sufficient Capital And May Be Forced To Limit The Scope Of Our Operations.

We may experience increased capital needs and we may not have enough capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the success of our competitors; (iii) the amount of our capital expenditures; and (iv) new investments. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

•	If we cannot obtain additional funding, we may be required to:

•	reduce our investments;

•	limit our expansion efforts; and

•	decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

If We Fail To Successfully Develop And Introduce New Products, Our Competitive Position And Ability To Generate Revenues Could be Harmed.

We continue to develop new products. The planned timing or introduction of new products is subject to risks and uncertainties. Actual timing may differ materially from original plans. Unexpected technical, operational, distribution or other problems could delay or prevent the introduction of one or more of our new battery products. Moreover, we cannot be sure that any of our new products will achieve widespread market acceptance or generate incremental revenue. If our efforts to develop, market and sell new products to the market are not successful, our financial position, results of operations and cash flows could be materially adversely affected, the price of our Common Stock could decline and you could lose part or all of your investment.

We May Not Be Able To Adequately Protect Our Intellectual Property, Which Could Cause Us To Be Less Competitive.

We rely on a combination of trademark, patent and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products and technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our products and technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

We May Be Exposed To Infringement Claims By Third Parties, Which, If Successful, Could Cause Us To Pay Significant Damage Awards.

Third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing products and technology or license the infringed or similar product or technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar product or technology, license fees could be substantial and may adversely affect our results of operations.

We May Be Classified As A Passive Foreign Investment Company, Which Could Result In Adverse U.S. Tax Consequences To U.S. Investors.

Based upon the nature of our income and assets, we may be classified as a passive foreign investment company, or PFIC, by the United States Internal Revenue Service for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences to you. For example, if we are a PFIC, our U.S. investors will become subject to increased tax liabilities under U.S. tax laws and regulations and will become subject to more burdensome reporting requirements. The determination of whether or not we are a PFIC is made on an annual basis, and those determinations depend on the composition of our income and assets, including goodwill, from time to time. We intend to operate our business so as to minimize the risk of PFIC treatment, however you should be aware that certain factors that could affect our classification as PFIC are out of our control. For example, the calculation of assets for purposes of the PFIC rules depends in large part upon the amount of our goodwill, which in turn is based, in part, on the then market value of our shares, which is subject to change. Similarly, the composition of our income and assets is affected by the extent to which we spend the cash we have raised on acquisitions and capital expenditures. In addition, the relevant authorities in this area are not clear and so we operate with less than clear guidance in our effort to minimize the risk of PFIC treatment. Therefore, we cannot be sure whether we are not and will not be a PFIC for the current or any future taxable year. In the event we are determined to be a PFIC, our stock may become less attractive to U.S. investors, thus negatively impacting the price of our stock.

Environmental Compliance And Remediation Could Result In Substantially Increased Capital Requirements And Operating Costs Which Could Adversely Affect Our Business

Chisen is subject to numerous Chinese provincial and local laws and regulations relating to the protection of the environment. These laws continue to evolve and are becoming increasingly stringent. The ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision. Our consolidated business and operating results could be materially and adversely affected if Chisen were required to increase expenditures to comply with any new environmental regulations affecting its operations.

RISKS RELATING TO OUR COMMON STOCK

Our Common Stock Price Is Volatile And Could Decline In The Future.

The stock market in general and the market price for other companies based in the PRC have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in China have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our Common Stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our Common Stock:

•	announcements of technological innovations by us or our competitors;

•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	our financial position and results of operations;

•	litigation;

•	period-to-period fluctuations in our operating results;

•	changes in estimates of our performance by any securities analysts;

•	new regulatory requirements and changes in the existing regulatory environment;

•	the issuance of new equity securities in a future offering;

•	changes in interest rates;

•	changes in environmental standards;

•	market conditions of securities traded on the OTCBB;

•	investor perceptions of us and the shipping industry generally; and

•	general economic and other national conditions.

The Trading Market In Our Common Stock Is Limited And May Cause Volatility In The Market Price.

Our Common Stock is currently traded on a limited basis on the OTCBB under the symbol “WTRY”. The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system, or the NASDAQ Stock Market. Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain.

The quotation of our Common Stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Thus, the market price for our Common Stock is subject to volatility and holders of Common Stock may be unable to resell their shares at or near their original purchase price or at any price. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our Common Stock may be limited; and

•	a lack of visibility for our Common Stock may have a depressive effect on the market for our Common Stock.

We May Have Difficulty Raising Necessary Capital To Fund Operations As A Result Of Market Price Volatility For Our Shares Of Common Stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Our Common Stock Is Considered A “Penny Stock” And As A Result, Related Broker-Dealer Requirements Affect Its Trading And Liquidity.

Our Common Stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the common stock trades at a price less than $5.00 per share; (ii) the common stock is not traded on a “recognized” national exchange; (iii) the common stock is not quoted on the NASDAQ Stock Market, or (iv) the common stock is issued by a company with average revenues of less than US$6,000,000 for the past three (3) years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our Common Stock to investors, thus hampering its liquidity.

Section 15(g) and Rule 15g-2 require broker-dealers dealing in penny stocks to provide potential investors with documentation disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the documents before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any of our shares.

Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares Eligible For Future Sale May Adversely Affect The Market Price Of Our Common Stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. Any substantial sale of World Trophy’s Common Stock pursuant to Rule 144 may have an adverse effect on the market price of our Common Stock.

One Stockholder, Which is 100% Controlled By the President, Chief Executive Officer and Chairman of the Board of World Trophy, Exercises Significant Control Over Matters Requiring Stockholder Approval.

After giving effect to the issuance of all the shares of Common Stock pursuant to the Exchange Agreement, one Stockholder (Cheer Gold) has voting power equal to 65.8% of our voting securities as of the date of this Report. Moreover, the Stockholder is 100% controlled by Xu Kecheng, World Trophy’s President, Chief Executive Officer and Chairman of the Board. As a result, the Stockholder Xu Kecheng, through such stock ownership, exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in the Stockholder may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by stockholders other than the Stockholder.

We May Incur Significant Costs To Ensure Compliance With U.S. Corporate Governance And Accounting Requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We May Be Required To Raise Additional Financing By Issuing New Securities With Terms Or Rights Superior To Those Of Our Shares Of Common Stock, Which Could Adversely Affect The Market Price Of Our Shares Of Common Stock.

We may require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of Common Stock, which could adversely affect the market price and the voting power of shares of our Common Stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of Common Stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We May Have Difficulty Establishing Adequate Management And Financial Controls In China And In Complying With U.S. Corporate Governance And Accounting Requirements Which Could Have An Adverse Affect On Our Business

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards, which could have an adverse affect on our business.

Standards For Compliance With Section 404 Of The Sarbanes-Oxley Act Of 2002 Are Uncertain, And If We Fail To Comply In A Timely Manner, Our Business Could Be Harmed And Our Stock Price Could Decline.

Rules adopted by the SEC, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards and will impose significant additional expenses on us. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We Do Not Foresee Paying Cash Dividends In The Foreseeable Future.

We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.

RISKS RELATED TO THE BATTERY INDUSTRY

Our Sales Are Dominated By Sales in China Which Could Have An Adverse Effect On Our Business

For each of the two financial years ended March 31, 2008, almost all of our sales were derived from customers in China. We expect that the domestic market in China will continue to be our major market. Our business is therefore heavily dependent on the demand for motive battery products in China and the domestic market prices of these products. In the event that there is any material adverse change in the level of the demand for motive battery products in China or if there are a significant price fluctuations in China, our performance could be adversely affected.

Our Future Performance Is Dependent On Researching And Developing New Products, The Inability To Do So Could Have An Adverse Affect On Our Business

Our performance in the future is dependent on our ability to develop and launch new products. Changes in technologies may render our products obsolete and our performance in the future is thus significantly dependent on our ability to develop and launch new products. There can be no assurance that our research and development efforts will be successful or completed within the anticipated timeframe and results. Moreover, there can be no assurance that any research and development project undertaken by us will result in commercially viable products. Unsuccessful development and release of new products could adversely affect our performance and our ability to compete.

Environmental Claims Brought Against Us In Connection With The Production Of Battery Products Could Adversely Affect Our Business

Solid waste, sewage and fumes are generated during the production process of battery products. We are required to comply with the environmental laws, rules and regulations promulgated by the PRC government. These laws, rules and regulations govern, among other things, the level of fees payable to the government entities providing environmental services and setting out the requirements in relation to the installation of ventilation equipment to ensure the appropriate treatment of lead dust and particles generated during production of lead-acid motive battery products. They also prescribe the standards for the discharge of solid waste, sewage and fumes. In addition, these laws, rules, and regulations empower the local PRC governments to impose sanctions on enterprises failing to comply with such laws, rules and regulations. We are also required by the laws and regulations governing health and safety at work in China to provide our employees exposed to lead dust or particles with protective clothing and accessories, such as gloves, goggles and masks. We also arrange all our employees engaging in the lead-related production process to receive medical checks at least twice a year.

Although we have adopted these preventive measures, inherent risks involved in our production activities cannot be completely eliminated. As our production may cause pollution to the environment and may affect the health of our employees and the residents nearby, we may be subject to civil claims for compensation or administrative sanctions such as fines or discontinuation of production activities. If there is any legal action initiated against us on any alleged violation of environmental protection laws and regulations, or that our production discharge results in any harmful impact on any person, our business could be materially and adversely affected. There can be no assurance that the relevant governmental authorities and other people would not take actions against us for our past, present and future business operations. We have not maintained any insurance coverage for these possible claims due to environmental related matters, as our Directors are not aware of such type of insurance to be available in China. Any environmental actions taken against us could adversely affect our business.

Risk of Fluctuations In The Prices Of Raw Materials Could Adversely Affect Our Business

Fluctuations in the prices of raw materials, such as electrolytic lead, could adversely affect our profitability. Electrolytic lead is one of the principal raw materials for the production of lead-acid motive battery products. Our success significantly depends on our ability to secure sufficient and constant supply of electrolytic lead for our production at acceptable price levels. Electrolytic lead represents our largest cost item in our lead-acid motive battery production. During each of the two financial years ended March 31, 2008, the average selling price of electrolytic lead by our suppliers was approximately RMB13,000 (approximately US$2,000) and RMB22,000 (approximately US$3,000) per ton, respectively. For each of the two financial years ended March 31, 2008, costs of lead related material accounted for approximately 78.3% and 83.95%, respectively, of our total cost of sales. We have no long-term contracts with any of our electrolytic lead suppliers. Nor have we entered into any arrangement to mitigate the effect of price fluctuations of electrolytic lead. Hence, any significant increase in the cost of electrolytic lead in the future could adversely affect our results if we cannot transfer the price increment to our customers.

Lead-Acid Motive Battery Products May Be Substituted By Other Battery Products Which Could Adversely Affect Our Business

In 2005, according to the Frost & Sullivan Report, approximately 90% of the electric bikes in China used lead-acid motive battery products. However, with technological advancements, it is a general market trend to develop motive battery products which are more environmentally friendly with increased power output and less weight. There can be no assurance that manufacturers of electric bikes will continue to use lead-acid motive battery products as the principal source of motive power for electric bikes. In the event that the market prefers to use other forms of battery product and if we are not able to develop new motive battery products to meet the future demand, our business could be adversely affected.

We May Be Affected By Changes In The Policies Adopted By The PRC Government In Relation To The Electric Bike Industry And The Use Of Electric Bikes.

Our operations and financial results could be adversely affected by changes in the political, economic and social conditions in China or the relevant policies of the PRC government in respect of the use of electric bikes. The “Law of People’s Republic of China on Road Traffic Safety” categorizes the electric bike as a non-motor vehicle. However, certain local governments in China may prohibit the use of electric bikes. In the event that there is any unfavorable policy on the electric bike industry and the use of electric bikes, sales of electric bikes may decrease, and this could have a significant adverse impact on our business.

Competition In Motive Battery Industry In China Could Have An Adverse Affect On Our Business

We only have one product line, the manufacture and sale of lead-acid motive batteries. We face competition from the domestic and foreign producers in China, which move into the motive battery industry in view of the growth potential. New entrants will continue to emerge. Any intensification in competition could dilute our market share and may lead to price reductions and increased expenses in marketing and product development. Any of these events could have an adverse impact on our profitability.

SELECTED COMBINED FINANCIAL AND OTHER DATA

The following table sets forth our selected combined financial and operating data for Fast More as of the dates and for the periods indicated. The selected consolidated balance sheet data of the Company at March 31, 2008 and 2007 and the selected consolidated statement of operations data and the selected consolidated statement of cash flows data for the Company for the fiscal years ended March 31, 2008 and 2007 have been derived from our audited consolidated financial statements and related notes contained elsewhere in this Report.

The selected condensed and consolidated statement of operations data and the selected condensed and consolidated statement of cash flows data for the Company for the three (3) month periods ended June 30, 2008 and 2007, and the selected condensed and consolidated balance sheet data of the Company as of June 30, 2008, have been derived from our unaudited financial statements contained elsewhere in this Report. The selected audited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements at March 31, 2008 and 2007, and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of our financial position and operating results for the unaudited periods.

The selected consolidated, and condensed and consolidated, financial and operating data as of and for any period are not necessarily indicative of the results that may be obtained for any future date or for any future period.

You should read the following selected financial and other data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated, and condensed and consolidated, financial statements and related notes contained elsewhere in this Report.

	Fiscal Year Ended March 31, 2008	Fiscal Year Ended March 31, 2007	Three (3) Months ended June 30, 2008
Revenues	US$65,387,000	US$28,573,000	US$22,225,000
Net income	US$6,694,000	US$1,071,000	US$1,931,000
Total assets	US$47,394,000	US$17,375,000	US$49,878,000
Shareholders’ equity	US$9,427,000	US$2,123,000	US$11,584,000
Cash flow (used in) from operations	US$(11,108,000)	US$(589,000)	US$1,351,000

Set forth below are exchange rates into USD of RMB as of the latest practicable date as well as a history of exchange rates for the years 2007 and 2008, and the three (3) months ended June 30, 2007 and 2008 (including the rates as of the end of each period and the average rates for 2007, 2008 and the three (3) months ended June 30, 2008). “Exchange Rate” means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The Average Rate means the average of the exchange rates on the last day of each month during a year (and the last day of each month during the three (3) months ended June 30, 2008).

Date	Exchange Rate
March 31, 2007	7.7410
2007 Average Rate for the year ended March 31, 2007	7.7792
June 30, 2007	7.6248
2007 Average Rate for the three (3) month period ended June 30, 2007	7.6709
December 31, 2007	7.3141
2007 Average Rate	7.5658
March 31, 2008	7.0222
2008 Average Rate for the year ended March 31, 2008	7.1682
June 30, 2008	6.8718
2008 Average Rate for the three (3) month period ended June 30, 2008	6.9401
November 11, 2008	6.8394
2008 Average Rate at November 11, 2008	6.8265

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

The following discussion of our financial condition and results of operations is based upon and should be read in conjunction with our consolidated financial statements and their related notes included in this Report. This report contains forward-looking statements. Generally, the words “believes”, ”anticipates”, “may”, “will”, “should”, “expect”, “intend”, “estimate”, “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

Business Overview

Prior Operations of World Trophy

Since its inception on January 13, 2005, World Trophy attempted to establish a business of selling big game hunting packages to high end clients who sought to hunt with the top tier big game outfitters. World Trophy’s main product sold was hunting trips, which included the hunting license and guide fees.  World Trophy purchased and resold several hunting trips, selling them at a profit or for a mark-up.  We also provided incidental advisory services to purchasers of hunting trips by helping these clients select an appropriate hunt, with no additional fees charged for these services.

World Trophy sold its entire inventory of big game hunts, but was unsuccessful in developing a profitable business and ceased its operations effective April 1, 2008.  Prior to the Exchange, World Trophy had focused its efforts on seeking a business opportunity and had been in the process of locating and negotiating with business entities for the merger of a target company into World Trophy.

The Exchange

On November 12, 2008, World Trophy entered into the Exchange Agreement with Fast More and the Stockholders (Cheer Gold and Floster) whereby World Trophy acquired all of the issued and outstanding securities of Fast More from the Stockholders in exchange for the issuance by World Trophy to the Stockholders of an aggregate Thirty-Five Million (35,000,000) newly-issued shares of World Trophy’s Common Stock (32,900,000 to Cheer Gold and 2,100,000 to Floster). As of the Closing Date, the Stockholders collectively beneficially own seventy percent (70%) of the voting capital stock of World Trophy (65.8% owned by Cheer Gold and 4.2% owned by Floster). As a result of the Exchange, Fast More became a wholly-owned subsidiary of World Trophy.

Current Business of the Company

The Company is a leading producer of lead-acid motive batteries in China's personal transportation device market. Our motive battery products are sold under our own brand name and are predominantly used in electric bicycles and distributed in China. Electric bicycles in China are becoming increasingly popular. Among all types of battery for electric bicycles, the lead-acid motive battery is the preferred choice for electric bike manufacturers in China because of its cost efficiency. Today, Chisen manufactures over 5,550,000 lead-acid batteries each year has more than 1,500 employees and is one of China's largest manufacturers of lead-acid batteries for electric-powered bicycles.

Summary of Significant Accounting Policies

Accounting Principles

The consolidated financial statements and accompanying notes included in this Report have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The unaudited consolidated financial statements included herewith should be read in conjunction with the audited financial statements and the related explanatory notes for the two (2) years ended March 31, 2008. The results of operations for the three (3) month periods ended June 30, 2008 and 2007 are not necessarily indicative of the operating results to be expected for the full year.

Basis of Consolidation

The consolidated financial statements include the financial information of the Company and its subsidiary. All significant inter-company accounts and transactions have been eliminated upon consolidation.

Revenue Recognition

Operating revenue represents sale of goods at invoiced value to customers, net of returns, discounts and value-added tax (“VAT”), and is recognized when goods are delivered to customers, the significant risks and rewards of ownership of goods have been transferred to customers, the sales price to the customers is fixed or determinable and the collectability of consideration is reasonably assured.

Costs related to shipping and handlings are included in selling, marketing and distribution expenses.

Research and Development

All costs of research and development activities are generally expensed as incurred. Research and development costs were US$27,000 and US$15,000 for the three (3) months ended June 30, 2008 and 2007, respectively. Research and development costs were US$34,000 and US$36,000 for the years ended March 31, 2008 and 2007 respectively.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as sales, marketing and distribution costs as incurred. Advertising costs were US$65,000 and US$58,000 for the three (3) months ended June 30, 2008 and 2007, respectively. Advertising costs were US$319,000 and US$102,000 for the years ended March 31, 2008 and 2007 respectively.

Retirement Plan Costs

Contributions to defined contribution retirement schemes are charged to general and administrative expenses in the consolidated statements of operations and comprehensive income as and when the related employee services are provided. Retirement plan costs were US$32,000 and US$20,000 for the three (3) months ended June 30, 2008 and 2007, respectively. Retirement plan costs were US$93,000 and US$62,000 for the years ended March 31, 2008 and 2007, respectively.

Income Taxes

The Company provides for income taxes using the liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current period.

A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Comprehensive income

SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the period from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation.

Available-For-Sale Financial Assets

The Company’s available-for-sale financial assets consist of investment in unlisted equity securities and are recorded at cost.

The Company periodically assesses whether its investment in non-marketable equity securities are impaired and if any impairment is other than temporary. Factors considered in assessing whether an impairment is other than temporary include the credit quality of the investment, the duration of the impairment, the Company’s ability and intent to hold the investment until recovery and overall economic conditions. A decline in value of these securities below cost that is deemed to be other than temporary results in an impairment charge to earnings that reduces the carrying amount of the securities to fair value establishing a new cost basis.

Property, Plant and Equipment (“PPE”) and Long-Term Land Lease Prepayments

PPE are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

Depreciation is provided, on a straight-line basis, to write off the cost less accumulated impairment losses of each PPE item at rates based on their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values as follows:

Buildings	20 years

Furniture, fixtures and office equipment	10 years

Motor vehicles	5 years

Plant and machinery	10 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Construction-in-progress consists of factories and office buildings under construction and machinery pending installation and includes the costs of construction, machinery and equipment, and any interest charges arising from borrowings used to finance these assets during the period of construction or installation. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use

Long-term land lease prepayments are amortized on a straight-line basis over the term of lease.

Impairment of Long-Lived Assets

Long-lived assets are reviewed at least annually for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Inventories

Inventories are stated at the lower of cost and market. Cost, which comprises all costs of purchase and, where applicable, costs of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average costing method. The Company estimates the market price of its inventories with reference to the net realizable value based upon current market conditions and historical experience. Estimated losses on inventories represent reserves for obsolescence, excess quantities, irregulars and slow moving inventory, and which are charged to cost of goods sold.

Accounts Receivable and Allowance for Doubtful Accounts

The allowance for the risk of non-collection of trade accounts receivable takes into account credit-risk concentration. Collective debt risk is assessed based on average historical losses and specific circumstances such as serious adverse economic conditions. The Company’s estimate is based on a variety of factors, including historical collection experience, existing economic conditions and a review of the current status of the receivable. Accounts receivable are presented net of an allowance for doubtful accounts of US$6,000 as of June 30, 2008.

Cash and Cash Equivalents

Cash represents cash on hand and deposits with financial institutions which are repayable on demand. Cash equivalents represent short-term, highly liquid investments purchased with an original maturity of 3 months or less, which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

Foreign Currency Translation

Items included in the financial statements of each of the Company’s entities, including the Company and its subsidiary, are measured using Renminbi (RMB), the currency of the primary economic environment in which the entity operates (“functional currency”). The consolidated financial statements are presented in United States Dollars (“US$”), which is the Company’s presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

On consolidation, the results and financial position of all the Company entities that have a functional currency different from the presentation currency are translated as follows:

•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

•	income and expenses for each statement of operations are translated at average exchange rates; and

•	all resulting exchange differences are recognised as a separate component of equity.

Fair Value of Financial Instruments

The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

The Company’s financial instruments include restricted bank balances, other financial assets, accounts and other receivables/payables, prepayments and short-term bank borrowings. The management has estimated that the carrying amount approximates their fair value due to their short-term nature. The fair value of the Company’s unearned portion of government grants are estimated based on the current rates offered to the Company for debt of similar terms and maturities. The fair value of these non-current financial instruments was not materially different from their carrying value as of June 30, 2008.

Warranty

Estimated warranty costs are recognized at the time when the Company sells its products and are included in sale, marketing and distribution expenses. The Company uses historical failure rates and costs to repair product defects during the warranty period to estimate warranty costs while are reviewed periodically in light of actual experience. The reconciliation of the changes in the warranty obligation is as follows:

	Three (3) Month Period Ended June 30,
	2008	2007
	US$’000	US$’000
Balance as of April 1,	413	220
Accrual for warranties issued during the period	270	84
Settlement made during the period	(392)	(68)
Balance as of June 30,	291	236

	Fiscal Year Ended March 31,
	2008	2007
	US$’000	US$’000
Balance as of April 1,	220	75
Accrual for warranties issued during the year	1,452	483
Settlement made during the year	(1,259)	(338)
Balance as of March 31,	413	220

Government Subsidies

Government subsidies are recognized as income over the periods necessary to match them with the related costs. Subsidies related to expense items are recognized in the same period as those expenses are charged in the consolidated statements of operations and other comprehensive income and are reported separately as other income.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on the straight-line basis over the lease term.

Use of Estimates

The preparation of the consolidated financial statements in conformity with USGAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. The management evaluates these estimates and judgments on an ongoing basis and bases their estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that they believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies.

Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently Issued Accounting Standards

The management has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. The management believes that SFAS No. 157 should not have a material impact on the consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (‘‘SFAS No. 158’’). This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management does not believe that this new pronouncement will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The management believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until December 31, 2008. The management expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The management is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51” (“SFAS 160”). SFAS No. 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The management believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and requires entities to enhance their disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS No. 162 will be adopted for fiscal 2009 and will not have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. The insurance enterprise is required to provide expanded disclosures about financial insurance contracts which would focus, in part, on the information included in the risk-management activities used by the insurance enterprise to evaluate credit deterioration in its insured financial obligations, including (a) the groupings or categories used to track insured financial obligations with credit deterioration, (b) the insurance enterprise’s policies for placing an insured financial obligation in and monitoring each grouping or category, and (c) financial information about the insured financial obligations included within those groupings and categories. SFAS No. 163 is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 163 is not expected to have a material impact on the Company’s financial position or results of operations.

Results of Operations

Results of Operations for the Fiscal Year Ended March 31, 2008 Compared To the Fiscal Year Ended March 31, 2007

The following table sets forth a summary of certain key components of our results of operations for years indicated, in dollars and as a percentage of revenues.

	For The Years Ended March 31
	2008	2007	2008	2007
Revenues	$65,387,000	$28,573,000	100.00%	100.00%
Cost of sales	$51,964,000	$24,895,000	79.47%	87.13%
Gross income	$13,423,000	$3,678,000	20.53%	12.87%
Sales, marketing and distribution	$4,878,000	$1,681,000	7.46%	5.88%
General and administrative expenses	$1,620,000	$837,000	2.48%	2.93%
Operating income	$6,925,000	$1,160,000	10.59%	4.06%
Other income (expenses), net	$634,000	$(61,000)	0.97%	0.21%
Interest expenses, net	$753,000	$28,000	1.15%	0.10%
Income before income taxes	$6,806,000	$1,071,000	10.41%	3.75%
Income taxes expenses	$112,000	-	0.17%	-
Net income	$6,694,000	$1,071,000	10.24%	3.75%
Other comprehensive income	$609,000	$59,000	0.93%	0.21%
Comprehensive income	$7,303,000	$1,130,000	11.17%	3.95%

Revenues

Revenues for the years ended March 31, 2008 and 2007 were US$65,387,000 and US$28,573,000, respectively. The increase in revenues of 128.84% were mainly attributable to the increase in selling price and continuing strong sales of our battery products as a result of rapid growth in the electric bicycle market in the PRC. Sales volume increased by 59% mainly due to increase in demand from existing customers such as Jiangsu Xinri Electric Bicycle Co., Ltd., the sales of which have increased by 300% for the fiscal year ended March 31, 2008. The Company also received sales orders from new customers in Shanghai. The average unit selling price increased by approximately 35% during the year ended March 31, 2008.

Cost of Sales

Cost of sales for the years ended March 31, 2008 and 2007 were US$51,964,000 and US$24,895,000, respectively, and the cost rates were 79.47% and 87.13%, respectively.

	Year ended March 31,
	2008		2007
Operating Revenues	US$65,387,000	100.00%	US$28,573,000	100.00%
Cost of Sales	US$51,964,000	79.47%	US$24,895,000	87.13%
Gross Income Rate	US$13,423,000	20.53%	US$3,678,000	12.87%

The cost rate decreased 7.66% during these periods. Although the cost of major raw materials increased, the selling price also increased by a larger extent and compensated the increase in raw material costs. Thus, the increase in costs of raw materials was fully shifted to the customers, resulting in an increase in the gross income for the year ended March 31, 2008.

Depreciation and Amortization

Depreciation expenses were US$258,000 and US$205,000 for the year ended March 31, 2008 and 2007, respectively. The increase in depreciation expenses was mainly attributable to the new plants and machines acquired during the year ended March 31, 2008 applying the same depreciation method.

Net Income from Operations before Interest and Tax Expenses

Net Income from Operations before Interest and Tax Expenses were US$7,621,000 and US$1,109,000 for the years ended March 31, 2008 and 2007, respectively. These Amounts increased by US$6,512,000 and the increase was mainly attributable to the increase in selling prices and sales volume, thus resulting in an increase in the gross income for the year ended March 31, 2008.

General and Administrative Expenses

General and administrative expenses were US$1,620,000 and US$837,000 for the year ended March 31, 2008 and 2007, respectively, and mainly consisted of staff salaries, staff welfare, doubtful debt provision, traveling, entertainment and motor car expenses. The increase in general and administrative expenses by approximately 92.59% was mainly due to increases in employees’ wages, staff welfare, entertainment expenses and other taxes, which was driven by an increase in sales volume. However, the general and administrative expenses rate decreased from 2.9% for the year ended March 31, 2007 to 2.5% for the year ended March 31, 2008 as the increase in general and administrative expenses is not in-line with the interest in sales volume.

Interest Expense, Net

Interest expenses were US$815,000 and US$38,000 for the year ended March 31, 2008 and 2007 respectively. Interest expense increased by US$777,000 during these periods due to the increase in short term bank loans by US$6,606,000 and the interest on discounted bills financing for the year ended March 31, 2008, while there was no such item in the year ended March 31, 2007.

Other Income, Net

Other incomes (expenses) were US$634,000 and US$(61,000) for the years ended March 31, 2008 and 2007, respectively. The increase of US$695,000 was mainly attributable to the increase in investment income and income generated from sales of scrap materials and gross products and the written-off sales commissions payable to sales executives.

Net Income

Net Income was US$6,694,000 and US$1,071,000 for the years ended March 31, 2008 and 2007, respectively. The increase in net income by US$5,623,000 was mainly attributable to the continuing strong sales of our battery products and the increase in the gross income rate.

Results of Operations for the Three (3) Months Ended June 30, 2008 Compared to the Three (3) Months Ended June 30, 2007

The following table sets forth a summary of certain key components of our results of operations for periods indicated, in dollars and as a percentage of revenues.

	For The Three (3) Months Ended June 30 (Unaudited)
	2008	2007	2008	2007
Revenues	$22,225,000	$9,573,000	100.00%	100.00%
Cost of sales	$18,194,000	$8,169,000	81.86%	85.33%
Gross income	$4,031,000	$1,404,000	18.14%	14.67%
Sales, marketing and distribution	$1,105,000	$750,000	4.97%	7.83%
General and administrative expenses	$593,000	$245,000	2.67%	2.56%
Operating income	$2,333,000	$409,000	10.50%	4.27%
Other income, net	$205,000	$6,000	0.92%	0.06%
Interest expenses, net	$279,000	$93,000	1.26%	0.97%
Income before income taxes	$2,259,000	$322,000	10.16%	3.36%
Income taxes expenses	$328,000	-	1.48%	-
Net income	$1,931,000	$322,000	8.69%	3.36%
Other comprehensive income	$226,000	$34,000	1.02%	0.36%
Comprehensive income	$2,157,000	$356,000	9.71%	3.72%

Revenues

Revenues for the three (3) months ended June 30, 2008 and 2007 were US$22,225,000 and US$9,573,000, respectively. The increase in revenues of 132.16% were mainly attributable to the increase in selling price and continuing strong sales of our battery products as a result of rapid growth in the electric bicycle market in the PRC. Sales volume increased by 71% and the average unit selling price increased by 24%.

Cost of Sales

Cost of sales for the three (3) month period ended June 30, 2008 and 2007 were US$18,194,000 and US$8,169,000, respectively, and cost rates were 81.86%, and 85.33%, respectively.

	Three (3) Months Ended June 30,
	2008		2007
Operating Revenues	US$22,225,000	100.00%	US$9,573,000	100.00%
Cost of Sales	US$18,194,000	81.86%	US$8,169,000	85.33%
Gross Income Rate	US$4,031,000	18.14%	US$1,404,000	14.67%

The cost rate decreased 3.47% during these periods. Although the cost of major raw materials increased, the selling price also increased by a larger extent and compensated the increase in raw material costs. Thus, the increase in costs of raw materials was fully shifted to the customers, resulted in an increase in the gross income for the three (3) month period ended June 30, 2008.

Depreciation and Amortization

Depreciation expenses were US$101,000 and US$56,000 for the three (3) month period ended June 30, 2008 and 2007, respectively. The increase in depreciation expenses was mainly attributable to the new plants and machines acquired during the three (3) month period ended June 30, 2008 and the same depreciation method applied.

Net Income from Operations before Interest and Tax Expenses

Net income from operations before interest and tax expenses were US$2,545,000 and US$419,000, for the three (3) month period ended June 30, 2008 and 2007, respectively. Amounts increased by US$2,126,000, and such increase was mainly attributable to the increase in selling prices and sales volume, thus resulting in an increase in the gross income for the three (3) month period ended June 30, 2008.

General and Administrative Expenses

General and administrative expenses were US$593,000 and US$245,000 for the three (3) month period ended June 30, 2008 and 2007, respectively, and mainly consisted of staff salaries, staff welfare, consultation fees, traveling, entertainment and motor vehicle expenses. The increase in general and administrative expenses by approximately 142.04% was mainly due to increases in employees’ wages, staff welfare and entertainment expenses which were driven by the increase in sales volume, consulting fees and other taxes.

Interest Expense, Net

Interest expenses were US$286,000 and US$97,000 for the three (3) month period ended June 30, 2008 and 2007, respectively. Interest expenses increased by US$189,000 during these periods due to increase in short term bank loans and the interest on discounted bill financings for the three (3) month period ended June 30, 2008, while there was no such item for the three (3) month period ended June 30, 2007.

Other Income, Net

Other incomes were US$205,000 and US$6,000 for the three (3) month period ended June 30, 2008 and 2007, respectively. The increase of US$199,000 was mainly attributable to the increase in investment income and the sales of scrap materials..

Net Income

Net incomes were US$1,931,000 and US$322,000 for the three (3) month period ended June 30, 2008 and 2007, respectively. The increase in net income by US$1,609,000 was mainly attributable to the continuing strong sales of our battery products and increase in the gross income rate.

Liquidity and Capital Resources

We generally finance our operations through operating profit and borrowings from banks.

During the reporting periods, we arranged a number of bank loans to satisfy our financing needs. As of the date of this report, we have not experienced any difficulty in raising funds by bank loans, and we have not experienced any liquidity problems in settling our payables in the normal course of business and repaying our bank loans when they fall due.

The following table sets forth the summary of our cash flows, in dollar, for the periods indicated:

	Fiscal Years Ended March 31 (Audited)		Three (3) Months Ended June 30 (Unaudited)
	2008	2007	2008	2007
Net cash provided by (used in) operating activities	$(11,108,000)	$(589,000)	1,351,000	$(4,964,000)
Net cash (used in) provided by investing activities	$(8,006,000)	$(760,000)	$(412,000)	$(927,000)
Net cash provided by (used in) financing activities	$19,226,000	$1,938,000	$1,455,000	$5,902,000
Net increase (decrease) in cash and cash equivalents	$112,000	$589,000	$2,394,000	$11,000
Effect of exchange rate changes on cash	$(29,000)	$(14,000)	$16,000	$19,000
Cash and cash equivalents at beginning of period	$619,000	$44,000	$702,000	$619,000
Cash and cash equivalents at end of period	$702,000	$619,000	$3,112,000	$649,000

Operating Activities

Net cash used in operating activities was approximately US$11,108,000 for the year ended March 31, 2008, as compared to US$589,000 for the year ended March 31, 2007. The decrease was mainly due to the combined result of increase in purchase of inventories, increase in receipts of bank notes and delays in accounts receivable settlements.

Net cash provided by operating activities was approximately US$1,351,000 for the three (3) months ended June 30, 2008, as compared to net cash used in operating activities of approximately US$4,964,000 for the three (3) months ended June 30, 2007. This increase was mainly due to the realization of bank notes receivables and decrease in level of purchases.

Investing Activities

Net cash used in investing activities was approximately US$8,006,000 for the year ended March 31, 2008, as compared to approximately US$760,000 for the year ended March 31, 2007. The increase was mainly due to purchase of property, plant and equipment and investment in restricted bank balances.

Net cash used in investing activities were approximately US$412,000 for the three (3) months ended June 30, 2008, as compared to approximately US$927,000 net cash used in investing activities for the three (3) months ended June 30, 2007.The decrease was mainly due to acquisition of available-for-sale financing assets during the three (3) month period ended June 30, 2007 while there was no such transition during the period ended June 30, 2008.

Financing Activities

Net cash provided by financing activities was approximately US$19,226,000 for the year ended March 31, 2008, as compared to approximately US$1,938,000 for the year ended March 31, 2007. The increase was mainly due to proceed from short-term bank loans and bill financing totaling US$28,900,000, offset by repayment of short-term bank loans of US$9,670,000.

Net cash provided by financing activities was approximately US$1,455,000 for the three (3) months ended June 30, 2008, as compared to approximately US$5,902,000 net cash provided by financing activities for the three (3) months ended June 30, 2007. The decrease was mainly due to the proceeds of US$ 6,660,000 from short-term bank loans obtained during the three (3) months ended June 30, 2007 comparing with the proceeds of US$1,500,000 from short-term bank loans obtained during the three (3) months ended June 30, 2008.

Working Capital

Our working capital increased by approximately US$5,240,000 to approximately US$4,200,000 as of March 31, 2008, as compared to a negative working capital of approximately US$1,040,000 as of March 31, 2007, primarily due to increase in our restricted bank balances, other financial assets, accounts receivable and inventories approximately totally amounting to US$26,710,000, offset by increase in our short-term bank loans, accounts payable and accrued expenses and other accrued liabilities approximately totally amounting to US$23,990,000 and the amount decrease in amount due from related parties approximately amounted to US$1,490,000. The increase in short-term bank loans and accounts payable was the result of our financing arrangement.

Our working capital steadily increased by approximately US$1,800,000 to approximately US$6,000,000 as of June 30, 2008 as compared to approximately $4,200,000 as of March 31, 2008, as a result of the growth in our operations.

Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions of foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates Risk

Our exposure to interest rate risk for changes in interest rates relates primarily to the interest-bearing bank loans and interest income generated by the bank deposits. We have not used any derivative financial instruments in our investment portfolio or for cash management purposes. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest expense or interest income may expect to be increased due to changes in interest rates in the PRC.

Foreign Exchange Rates Risk

We do not hold any derivative instruments and do not engage in any hedging activities. Because most of our purchases and sales are made in RMB, any exchange rate change affecting the value of the RMB relative to the U.S. dollar could have an effect on our financial results as reported in U.S. dollars. If the RMB were to depreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly reduced. If the RMB were to appreciate against the U.S. dollar, amounts reported in U.S. dollars would be correspondingly increased.

Contractual Obligations

	Payments Due By Period

Contractual Obligations (US$)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank Indebtedness	(SEE TABLE BELOW)
Other Indebtedness	(SEE TABLE BELOW)
Capital Lease Obligations	0	0	0	0	0
Operating Lease Obligations	(SEE TABLE BELOW)
Purchase Obligations	(SEE TABLE BELOW)
Other Long-Term Liabilities Reflected on the Company’s Balance Sheet under US GAAP	0	0	0	0	0
Total:	0	0	0	0	0

Bank indebtedness (US$)	March 31, 2007	March 31, 2008	June 30, 2008
Short-term bank borrowings	US$1,938,000	US$21,361,000	US$23,284,000
Notes payable (within (1) year)	US$129,000	US$0	US$0
Total	US$2,067,000	US$21,361,000	US$23,284,000

Other indebtedness (US$)	March 31, 2007	March 31, 2008	June 30, 2008
Loan from a related party (within (1) year)	US$0	US$5,127,000	US$5,239,000
Loan from a related party (1-3 years)	US$0	US$0	US$0
Total	US$0	US$5,127,000	US$5,239,000

Purchase Obligations (US$)	March 31, 2007	March 31, 2008	June 30, 2008
Purchase of machineries (within one (1) year)	US$92,000	US$26,000	US$41,000
Total	US$92,000	US$26,000	US$41,000

Operating Lease Obligations (US$)	March 31, 2007	March 31, 2008	June 30, 2008
Within one (1) year	US$0	US$74,000	US$35,000
1-3 years	US$0	US$148,000	US$0
3-5 years	US$0	US$0	US$0
Over five (5) years	US$0	US$0	US$0
Total	US$0	US$222,000	US$35,000

DESCRIPTION OF PROPERTIES

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of fifty (50) years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

The Company maintains leases with Changxing Xiangyi Industrial Park Investment Co. for the purpose of the production of its battery products at Xiangyi Industrial Park, Jing’er Road, Changxing Economic Development Zone, Zhejiang, The People’s Republic of China. Those leases are described in the table below:

Address	Lessor	Area (Square meters)	Rental Amount Per year (US$)	Commencement Date	Termination Date	Note
The North Part of the No. 2 Factory Building, Xiangyi Industrial Park, Economic Development Zone, Changxing, Zhejiang, China	Changxing Xiangyi Industrial Park Investment Co.	3,100	31,785	February 8, 2008	February 7, 2009
The North Part of the No.1 Factory Building, Xiangyi Industrial Park, Economic Development Zone, Changxing, Zhejiang, China	Changxing Xiangyi Industrial Park Investment Co.	6,200	37,082	July 1, 2008	December 31, 2008
No. 8 Factory Building, Xiangyi Industrial Park, Economic Development Zone, Changxing, Zhejiang, China	Changxing Xiangyi Industrial Park Investment Co.	6,200	68,867	August 1, 2008	July 31, 2013	The annual rent will increase by 5% yearly from August 1, 2008.
No.4 Factory Building, Xiangyi Industrial Park, Economic Development Zone, Changxing, Zhejiang, China	Changxing Xiangyi Industrial Park Investment Co.	6,200	68,867	August 1, 2008	July 31, 2013	The annual rent will increase by 5% yearly from August 1, 2008.
The North Part of the No. 6 Factory Building, Xiangyi Industrial Park, Economic Development Zone, Changxing, Zhejiang, China	Changxing Xiangyi Industrial Park Investment Co.	3,100	34,434	August 1, 2008	July 31, 2013	The annual rent will increase by 5% yearly from August 1, 2008.

Chisen has a five (5) year land use agreement for its corporate office at Jingyi Road, Changxing Economic Development Zone, Changxing, Zhejiang Province which terminates on March 29, 2013 with no restrictions. The land area and the covered area equal approximately 53,974 and approximately 33,146 square meters, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of our Common Stock, all directors individually and all directors and officers as a group as of the date of this Report, after giving effect to the Exchange and the change in control effective as of the Closing Date. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

In addition, Mathew Evans, the former sole officer and sole director of World Trophy prior to the Exchange, owned 28,500,000 shares of World Trophy’s Common Stock (after the November 4, 2008 3-for-1 dividend distribution of the Common Stock and prior to his cancellation of 18,658,200 shares on the Closing Date), which constituted 84.67% of the issued and outstanding World Trophy Common Stock immediately prior to the Exchange. Pursuant to the Exchange Agreement, Mr. Evans’ resignation from all of his positions as an officer of World Trophy became effective as of the Closing Date and his resignation as a Director shall become effective not earlier than ten (10) days after the Information Filing Date.

Name and Address of Beneficial Owner(1)	Amount of Direct Ownership After Exchange	Amount of Indirect Ownership After Exchange		Total Beneficial Ownership After Exchange		Percentage of Class(2)
Xu Kecheng, Chairman of the Board, Chief Executive Officer & President	0	32,900,000	(3)	32,900,000	(3)	65.8%
He Zhiwei, Chief Financial Officer and Director	0	0		0		0%
Fei Wenmei, Corporate Secretary	0	0		0		0%
Liu Chuanjie Treasurer and Director	0	0		0		0%
Wang Yajun, Vice President	0	0		0		0%
Dong Quanfeng, Director	0	0		0		0%
Jiang Yanfu, Director	0	0		0		0%
Gong Xiaoyan, Director	0	0		0		0%
Yun Hon Man, Director	0	0		0		0%
ALL DIRECTORS AND OFFICERS AS A GROUP (9 PERSONS):	0	32,900,000		32,900,000		65.8%
Cheer Gold Development Limited Level 5 Development Bank of Samoa Building Beach Road, Apia, Samoa	32,900,000	0		32,900,000		65.8%
Mathew Evans 5210 Fairlee Court Anaheim Hills, CA 92807	9,841,800	0		9,841,800		19.68%

(1)	Unless otherwise noted, each beneficial owner has the same address as World Trophy.
(2)
Applicable percentage of ownership is based on 50,000,000 shares of our Common Stock outstanding as of the date of this Report (post 3-for-1 dividend distribution of the Common Stock on November 4, 2008), together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the date of this Report for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(3)
Xu Kecheng may be considered to beneficially own 32,900,000 shares by virtue of his 100% ownership in Wisejoin Group Limited, which owns and controls 100% of Cheer Gold, which directly beneficially owns 32,900,000 shares of Common Stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of World Trophy’s directors, officers and significant employees, their business experience during the last five (5) years, their ages and all positions and offices that they shall hold with World Trophy on the Closing Date.

Name	Age	Position(s)
Xu Kecheng	46	Chairman of the Board, Chief Executive Officer & President
He Zhiwei	42	Chief Financial Officer and Director
Mathew Evans	36	Director (until the 10th day following the Information Filing Date)
Fei Wenmei	46	Corporate Secretary
Wang Yajun	29	Vice-President
Lou Shourong	44	Vice-President
Liu Chuanjie	31	Treasurer and Director
Dong Quanfeng	44	Independent Director
Jiang Yanfu	65	Independent Director
Gong Xiaoyan	62	Independent Director
Yun Hon Man	40	Independent Director
Gui Changqing	70	Significant Employee
Wang Huanxiang	32	Significant Employee
Lin Zugeng	74	Significant Employee
Huang Wen	29	Significant Employee

Family Relationships

There are no family relationships by and between or among the members of the Board or other executives. None of our directors and officers are directors or executive officers of any company that files reports with the SEC except as set forth in the Biographies section below.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board.

Biographies of Officers and Directors

Xu Kecheng. Mr. Xu has served as President, Chief Executive Officer and a Director of World Trophy since the Closing Date of the Exchange. Mr. Xu founded Chisen in 2003 and has served as Chisen’s President and Chairman of the Board since its inception. Besides successfully establishing and running Chisen, Mr. Xu also acquired Ai Ge Organism Products Co., Ltd., a biological & pharmaceutical company in China in November 2006 where he serves as Chairman of the Board and Executive Director. In 2002, he was involved in the formulation of coated tempered glass panel standards used for home gas kitchen ranges, which was put on the list of the National Building Materials Industry Standard. Mr. Xu graduated from Hangzhou University in 1997 with the major in economic management. In addition to serving as senior economist to the Company, Mr. Xu is a member of China Battery Industry Association, a member of Huzhou CPPCC, a member of the Standing Committee of Changxing People’s Congress and he has been honored with the title of “Integrity Entrepreneur” by the Changxing Government. Mr. Xu also finished a course of study at the class of advanced training at the Party School of the CPC Central Committee.

He Zhiwei. Mr. He has served as the Director and Chief Financial Officer of World Trophy since the Closing Date of the Exchange. From 1999 to 2001, Mr. He served as Strategic Commodity Manager of Worldwide Operations at Dell, Inc. From February 2001 to November 2006, Mr. He was responsible for capacity and service management of Capital One’s Technology Operations and Data Center Operations. In 2005, Mr. He became the Finance Manager at Capital One Global Financial Services, where he analyzed, reported and managed the financials and the annual operating budget of $130 million. In his tenure at Capital One Financial Corporation, Mr. He maintained a rigorous cost management discipline. From November 2006 to December 2007, Mr. He led the efforts at Circuit City Stores Inc. and BDA Inc. to develop private label branding strategies, consumer electronics products and video gaming accessories, where he minimized the dependency on non value-added brands. From December 2007 to November 2008, Mr. He played a leadership role at Amazon.com Inc. to maximize Amazon's segment share and profitability by developing and implementing the Private Label and Direct Import infrastructure and programs that had reinforced Amazon’s position as the global leader in online shopping for all products. Mr. He also helped rapidly expand and grow Amazon’s international retail business in Europe, Japan and China.

Mathew Evans. Mr. Evans was the former sole officer and director of the Registrant commencing on June 13, 2008 until his resignation as sole officer effective on the Closing Date. Mr. Evans shall continue to serve as a director of the Company until the 10th day following the Information Filing Date. From January 2008 through the present, Mr. Evans worked as Planning Consultant for the City of Pasadena, California.  From 2006 through 2007, he worked as a Project Manager for Hogle Ireland and as President, Secretary and Treasurer of Quest Group International, a nutritional products company.  From 2002 through 2006, Mr. Evans worked as a City Planner for the City of Mapleton, Utah.  From 1997 through 2002, he worked as a City Planner for the City of Provo, Utah.  From 1999 through 2005, he worked as President of Maxi Group, Inc., a blank check company.  From 1995 through 1997, he worked as a City Planner for the City of Riverton, Utah.  Mr. Evans received his Bachelor of Science Degree in Geography from Utah State University in Logan, Utah.

Fei Wenmei. Ms. Fei has served as Corporate Secretary since the Closing Date of the Exchange. In March 2005, Ms. Fei joined Chisen as Chief Administrative Manager in charge of corporate brand building, intellectual property and project application. Ms. Fei currently serves Chisen as an assistant economist as an auditor and director of clean production management. From March 1991 to February 2005, Ms. Fei served as Chief Administrative Manager of the Huaneng Changxing Power Plant Industry & Trading Company and prior to that she served as Chief of Staff at the Changxing Land Administration Bureau from March 1987 to February 1991. Ms. Fei has been engaged in administrative management for many years and has vast experience in corporate administrative management. Ms. Fei graduated from Zhejiang Radio and Television University with a degree in Chinese Language.

Wang Yajun. Mr. Wang has served as a Vice-President of the Registrant since the Closing Date of the Exchange. Mr. Wang has also served as a Deputy General Manager of Chisen since October 2007 where he is in charge of marketing management. From December 2005 to September 2007, Mr. Wang served as Vice President of Sunbright Group, a manufacturing company in China. From January 2004 to November 2005, Mr. Wang served as General Manager of Sunbright Power Co., Ltd., a power company in China. Prior to that, Mr. Wang served as General Manager of the commerce department of Zhejiang Zhenlong Battery Co., Ltd. since July 2001. Mr. Wang has over ten (10) years of experience in marketing management and has extensive knowledge and experience with China’s storage battery sales market. Mr. Wang has achieved outstanding achievements and is considered part of the “sales elite” in the storage battery industry in China. Mr. Wang earned his MBA at Zhejiang University and is a masters candidate in business administration at the Hong Kong Institute of Finance and Economics.

Lou Sourong. Mr. Lou has served as a Vice President of the Registrant since the Closing Date of the Exchange. From October 2007 to present, Mr. Lou has served as a Deputy General Manager of Chisen, a manufacturing company in China. From April 2006 to September 2007, Mr. Lou served as Executive Deputy General Manager for Changxing Nuo Wan Te Ke Co., Ltd., a manufacturing company in China. Prior to that, Mr. Lou served as the factory director and marketing manager in Changxing Chisen Glass Co., Ltd., a manufacturing company in China from June 1996 to March 2006. Mr. Lou has extensive experience in materials supply, procurement and production plan management.

Liu Chuanjie. Mr. Liu has served as Treasurer of the Registrant since the Closing Date of the Exchange and shall serve as a Director of the Registrant on the 10th day following the Information Filing Date. Mr. Liu also serves as Controller, Director of Finance and as a Director of Chisen since May 2004. Mr. Liu has expertise in accounting systems and national accounting policies, fund raising and investing. Prior to joining Chisen, Mr. Liu served as the head of the financial department of Changxing Chisen Xinguangyuan Co., Ltd., a manufacturing company in China. Mr. Liu is a graduate of the Institute of Jiaxing.

Dong Quanfeng. Professor Dong shall serve as a Director of the Registrant on the 10th day following the Information Filing Date. Professor Dong has served as a Chemistry professor and doctorial tutor at the Department of Chemistry of Xiamen University since March 2006. Professor Dong concurrently acts as a visiting research fellow at the National Hi-Tech Green Material Development Center, is a Member of the Editorial Board of the industry magazine “Battery”, is a Member of the Chinese Institute of Electrics Chemical and Physical Power Committee, a Member of ISE, a Member of the American ECS and is the Vice Director of the Changxing Chisen Physical Chemistry Battery Research Center. Professor Dong is engaged in the research of new chemical electric power sources and related energy storage material and has finished several national and provincial-municipal scientific research projects. In 1997, Professor Dong won the provincial second prize of the Development of Science and Technology. In 1999, Professor Dong won the technology innovation prize of Hubei province. In 2004, Professor Dong won third prize of the Development of Science and Technology of Xiamen. In 2006, he won the title of “Technology Innovation Advanced Individual” by the National Information Industry. Professor Dong has issued over 80 papers on internationally significant academic journals and has applied for several patents. Prior to his employment as a full time professor at Xiamen University, Professor Dong served as an associate professor at Xiamen University since January 2003. Mr. Dong graduated from Wuhan University with a degree in Chemistry and performed postdoctoral research at Israel Technical Institute.

Jiang Yanfu. Professor Jiang shall serve as a Director of the Registrant on the 10th day following the Information Filing Date. Professor Jiang has served as a professor and doctorial tutor of business administration at Tsinghua University since December 1993. Professor Jiang has served as Dean of the Entrepreneurial Research Center since April 2000 and has served as academic director-general and co-founded of Trinity Innovation since December 2003, a consulting company in China.. Professor Jiang has expertise in entrepreneurial management, corporate governance and institutional economics. He has undertaken many important research programs such as the “Theoretical Study on Chinese Technology Innovation”. He served as a director of and as an advisor to many companies. Professor Jiang’s main research fields include risk investment and entrepreneurial management, corporate governance and cyber economy. The major courses he has instructed include Entrepreneurial Management, Technology and Institution Innovation, and Analysis of Institutional Economics.

Gong Xiaoyan. Ms. Gong shall serve as a Director of the Registrant on the 10th day following the Information Filing Date. Ms. Gong currently serves as Chairman of Tianjin Bicycle Industrial Association, a non-governmental organization in China since June 2006. Prior to that, Ms. Gong served as Secretary-general of Tianjin Bicycle Industrial Association, a non-govermental organization in China since September 1998. She has won the titles “China Top-Hundred Female Entrepreneur”, “Most Influential Enterprises Leader of China” and “Tianjin Female Entrepreneur” issued by Tianjin Municipal Government.

Yun Hon Man. Mr. Yun shall serve as a director of the Registrant on the 10th day following the Information Filing Date. Mr. Yun has served and continues to serve as a Corporate Consultant with Smart Pine Investment Limited since September 2007, a consulting firm organized under the laws of the PRC. Mr. Yun also serves as a Director of CH Lighting International Corporation (OTCBB: CHHN) since July 28, 2008 and as Chief Operations Officer of China INSOnline Corp. (NASDAQ: CHIO) since January 2008. Prior to that, Mr. Yun served as Corporate Controller of Hi-Tech Wealth Inc. (n/k/a China Mobile Media Technology, Inc.)(OTCBB: CHMO) from January 2007 through August 2007. From January 2003 through December 2006, Mr Yun served as Corporate Controller of General Components, Inc. (n/k/a China Mobile Media Technology, Inc.)(OTCBB: CHMO). Mr. Yun is a chartered accountant having memberships with the institute of chartered accountants in England and Wales. He is also a Fellow Member of the Chartered Association of Certified Accountants. He is a member of the Hong Kong Institute of Certified Public Accountants, the Association of International Accountants, the Society of Registered Financial Planners, the Institute of Financial Accountants and the Institute of Crisis and Risk Management. Mr. Yun received his MBA at the University of Western Sydney in 2007, his Higher Diploma in Business Studies at the City Polytechnic School of Hong Kong and his Diploma in Accountancy from Morrison Hill Technical Institute in 1988.

Legal Proceedings Involving Officers and Directors

None of the members of the Board of Directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our Board of Directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

Significant Employees

Gui Changqing. Mr. Gui has served and continues to serve as Chief Scientist at the Zhejiang Changxing Chisen Physical-Chemical Power Supply Research and Development Center since June 2007 and as counselor of the 712 Institute since January 2005. Prior to that, Mr. Gui served as expert team member of the 712 Institute from January 2001 to December 2004. Early in his career Mr. Gui was engaged in the R&D of the powered lead-acid battery for the national military in China serving as General Engineer and Researcher. The product won a scientific and technical award from the State Commission of Science and Technology. Mr. Gui has published more than 100 papers of international significance and has trained 24 postgraduates. Mr. Gui is extremely well respected by his peers in the storage battery industry. In 1992, he won the special government allowance from the State Council, has served as Director of the Association of Chinese Chemical Physics Power Industry and as a Director of the Wuhan Power Supply Society. Mr. Gui earned his doctorate degree in electrochemistry from Shanghai Fudan University.

Wang Huanxiang. Mr. Wang has served as Technical Controller of Chisen since May 2008. Prior to that, Mr. Wang was a career researcher of the storage battery and served as Deputy General Manager of Zhejiang Chaowei Power Co., Ltd. from May 2004 to March 2008. Prior to that, Mr. Wang served as Chief of Technical Department of Zhejiang Wolong Technology Corp. from March 2001 to May 2004. He has several patents and has issued several papers, including “Research of SnSO4 Applied to Electric Bicycles” and “Drying and Changing Technical Research for Long Cycle Life Lead Acid Electrical Bicycle Battery” in various academic journals, including the International Battery. Mr. Wang is a graduate of Zhengzhou University with a degree in electrochemistry.

Lin Zugeng. Professor Lin currently works as a scientist at the Zhejiang Changxing Chisen Physical-Chemical Power Supply Research and Development Center. Professor Lin has been working with the Department of Chemistry at Xiamen University since 1956. Professor Lin is an expert in physical chemistry and electrochemistry and is one of the founders of the electrochemical curricula at Xiamen University. From July 1982 to September 1984, Professor Lin worked as a visiting scholar at the Chemical Energy Center of London’s Metropolitan University. From July 1990 to April 1999, Professor Lin served as the President of Xiamen University. Concurrently, he served as a member of an evaluation group of the Academic Degrees Committee of the State Council for the subject of chemistry, a director of the Chinese Chemical Society, Chief Commissary of the Electrochemistry Committee of Chinese Chemical Society, Deputy Chief Commissary of the Professional Committee of Chemical and Physical Power at the Chinese Institute of Electronics and Deputy Editor-in-Chief of the Chemical Journal of Chinese Universities. Professor Lin has many significant achievements in electrochemical experimental technology, electrode material of chemical power, electrode processes of chemical power and spectral electrochemistry, and has undertaken many national key projects, including the 863 Plan and the National Natural Science Foundation. Professor Lin has published more than 100 papers in domestic and foreign academic journals, has been awarded 3 times the national scientific prize and 3 times the provincial scientific prize. In 1988, Professor Lin was acknowledged as an expert with outstanding achievement. Now Prof. Lin works as scientist of Chisen Technical Development Center.

Huang Wen. Mr. Huang currently works as the Chief Technical Officer of Chisen and has served in such capacity since September 2006. From October 2005 to August 2006, Mr. Huang served as Technical Engineer of Zhejiang Chaowei Power Co., Ltd. Prior to that, Mr. Huang served as Chief Technical Officer of Chisen from June 2003 to September 2005. Mr. Huang has been engaged in battery-related technical management for many years, has participated in the research and development of the colloidal battery and has profound knowledge of electrochemical reaction mechanisms and manufacturing processes of the lead-acid battery. Mr. Huang is a graduate with a degree in chemistry from the Henan Institute of Education.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires a company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Registrant’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Registrant with copies of all Section 16(a) forms they file.

To the Registrant’s knowledge, based solely on a review of the copies of such reports furnished to the Registrant, all reports under Section 16(a) required to be filed by its officers and directors and greater than ten percent (10%) beneficial owners were timely filed as of the date of this filing.

Audit Committee

The Company does not have a separately-designated standing audit committee. Instead, the Board performs the required functions of an audit committee.  Currently, Mathew Evans and Xu Kecheng are the only members of the Board, and the Board is currently the functional-equivalent of an audit committee. Neither Director meets the independence requirements for an audit committee member.

The Board selects the Registrant’s independent public accountant, establishes procedures for monitoring and submitting information or complaints related to accounting, internal controls or auditing matters, engages outside advisors, and makes decisions related to funding the outside auditory and non-auditory advisors engaged by the Board. The Registrant has not adopted an audit committee charter, as the current system is deemed by management to be sufficient to meet the Registrant’s requirements at this time. However, the Registrant intends to adopt an audit committee charter in the near future.

Audit Committee Financial Expert

World Trophy has no audit committee financial expert.  Prior to the Exchange, management was of the opinion that the cost related to retaining a financial expert was prohibitive and because of its limited operations at that time, management was of the opinion that the services of a financial expert were not warranted. However, in light of the Exchange and the Registrant’s new operations, the Registrant intends to name an audit committee financial expert in the near future.

Corporate Governance and Nominating Committee

The Company does not currently have a Corporate Governance and Nominating Committee, however the Board plans to create such a committee and to adopt a Charter for such committee in the near future.

Compensation Committee

The Company does not currently have a Compensation Committee, however the Board plans to create such a committee and to adopt a Charter for such committee in the near future.

Code of Ethics

The Company does not currently have a Code of Ethics applicable to its executive officers, however the Board plans to create such a committee and to adopt a Charter for such committee in the near future.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by certain of our former executive officers prior to the Exchange in all capacities during the last two (2) completed fiscal years (ended March 31, 2008 and 2007) and compensation information for our current officers after the Exchange. The compensation listed below which will be paid to our new officers will be paid by Chisen. The following information includes the U.S. dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name And Principal Function (a)	Year (b)	Salary (US$) (c)	Total (US$) (j)

Don Peay, Former Officer (1)	2008 2007	-0- -0-	-0- -0-

Mathew Evans, Former Officer (2)	2008 2007	-0- -0-	-0- -0-

Xu Kecheng, President & CEO (3)	2008 2007	6,855 4,650	6,855 4,650

He Zhiwei, Chief Financial Officer (4)	2008 2007	-0- -0-	-0- -0-

Fei Wenmei, Corporate Secretary (5)	2008 2007	3,788 2,325	3,788 2,325

Name And Principal Function (a)	Year (b)	Salary (US$) (c)	Total (US$) (j)

Liu Chuanjie, Treasurer (6)	2008 2007	6,405 3,875	6,405 3,875

Wang Yajun, Vice- President (7)	2008 2007	6,649 -0-	6,649 -0-

Lou Shourong, Vice- President (8)	2008 2007	6,273 -0-	6,273 -0-

(1)	Mr. Peay was the Sole Officer and Director of World Trophy from World Trophy’s inception through June 13, 2008.

(2)	Mr. Evans was the Sole Officer and Director of World Trophy from World Trophy’s inception through June 13, 2008.

(3)
Xu Kecheng shall serve as World Trophy’s Chief Executive Officer and President effective as of the Closing Date and shall receive US$16,000 for his services as Chief Executive Officer and President from November 12, 2008 to March 31, 2009. Mr. Xu also receives RMB22,500 (approximately US$3,000) annually for his services as President of Chisen.

(4)
He Zhiwei shall serve as World Trophy’s Chief Financial Officer effective as of the Closing Date and shall receive US$19,000 for his services as Chief Financial Officer of World Trophy from November 12, 2008 to March 31, 2009.

(5)
Fei Wenmei shall serve as World Trophy’s Corporate Secretary effective as of the Closing Date and shall receive US$10,000 for her services as Corporate Secretary of World Trophy from November 12, 2008 to March 31, 2009. Ms. Fei also receives RMB19,800 (approximately US$3,000) annually for her services as Chief Administrative Manager of Chisen.

(6)
Liu Chuanjie shall serve as World Trophy’s Treasurer effective as of the Closing Date and shall receive US$10,000 for his services as Treasurer of World Trophy from November 12, 2008 to March 31, 2009. Mr. Liu also receives RMB19,800 (approximately US$3,000) annually for his services as Controller and Director of Finance of Chisen.

(7)
Wang Yajun shall serve as World Trophy’s Vice-President effective as of the Closing Date and shall receive US$10,000 for his services as Vice-President of World Trophy from November 12, 2008 to March 31, 2009. Mr. Wang also receives RMB21,600 (approximately US$3,000) annually for his services as a Deputy General Manager of Chisen.

(8)
Lou Shourong shall serve as World Trophy’s Vice-President effective as of the Closing Date and shall receive US$10,000 for his services as Vice-President of World Trophy from November 12, 2008 to March 31, 2009. Mr. Lou also receives RMB21,600 (approximately US$3,000) annually for his services as a Deputy General Manager of Chisen.

As of March 31, 2008, the Registrant did not have any “Grants of Plan-Based Awards”, “Outstanding Equity Awards”, “Option Exercises and Stock Vested”, “Pension Benefits”, “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” or “Potential Payments Upon Termination or Change in Control” to report.

Furthermore, the Company does not have any bonuses, stock awards, option awards, non-executive incentive plan compensation or non-qualified deferred compensation earnings to report.

Executive and Director Compensation

Mr. Evans, our sole officer immediately prior to the Exchange, did not receive any compensation for his services rendered to the Registrant, had not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with the Registrant, however Mr. Evans was entitled to reimbursement for expenses incurred on the Registrant’s behalf.  Immediately prior to the Exchange, Mr. Evans owned 28,500,000 shares of Common Stock (post November 4, 2008 3-for-1 dividend distribution of the Common Stock and prior to his cancellation of 18,658,200 shares of Common Stock on the Closing Date) constituting 84.67% of the issued and outstanding Common Stock immediately prior to the Exchange.

The Company did not provide any compensation to Mr. Evans for his services as sole director during the fiscal year ended March 31, 2008. The Company may establish certain compensation plans (e.g. options, cash for attending meetings, etc.) with respect to Directors in the future.

Pursuant to the Exchange Agreement, Mr. Evans’ resignation from each of his positions as sole officer of World Trophy became effective as of the Closing Date and his resignation as a director of the Registrant shall become effective upon the 10th day following the Information Filing Date.

Employment Agreements

There are currently no employment agreements by and between World Trophy and its employees. Chisen has a labor contract with each employee as required by law in the PRC. The labor contract mainly includes working content, contract period, working time, payment and other terms. A form of such labor contract is attached hereto as Exhibit 10.2.

Benefit Plans

World Trophy has no stock option, retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees; however our Board may recommend the adoption of one or more such programs in the future.

In accordance with Chinese law, Chisen offers a welfare program pursuant to which it pays pension, accident, medical, birth, job and house allowance payments for all contract employees of Chisen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Exchange Agreement (Change of Control)

On the Closing Date, World Trophy acquired all of the issued and outstanding capital stock of Fast More from the Stockholders in exchange for the issuance of an aggregate Thirty-Five Million (35,000,000) newly-issued shares of Common Stock to Cheer Gold and Floster (32,900,000 and 2,100,000 shares, respectively) pursuant to the terms of the Exchange Agreement. As a result of the Exchange, the Stockholders collectively beneficially own seventy percent (70%) of the voting capital stock of World Trophy (65.8% and 4.2% owned by Cheer Gold and Floster, respectively). Upon the execution of the Exchange Agreement, Mathew Evans resigned from each of his officer positions with the Registrant and Xu Kecheng was appointed to serve as President and Chief Executive Officer of the Registrant. Additionally, He Zhiwei was appointed to serve as Chief Financial Officer, Fei Wenmei was appointed to serve as Corporate Secretary, Liu Chuanjie was appointed to serve as Treasurer, Wang Yajun was appointed to serve as a Vice-President and Lou Shourong was appointed to serve as a Vice-President.

Of even date with this Report, the Registrant also filed with the SEC an Information Statement complying with Rule 14F-1 under the Exchange Act that describes a change in a majority of the Registrant’s Board that is occurring in connection with the change of control of the Registrant that is described in this Report. Upon the execution of the Exchange Agreement, Xu Kecheng was appointed to the Board of Directors of World Trophy and not earlier than ten (10) days following the mailing of such Information Statement to the stockholders of World Trophy, Mr. Mathew Evans’ resignation as a director will become effective and the remaining six (6) directors of World Trophy shall be appointed to the Board (as detailed in Item 5.02 herein below).

World Trophy’s Related Party Transactions

At March 31, 2007, the accounts payable - related party consisted of a $1,000 balance due to a former president and majority stockholder of the Registrant for the purchase of inventory.  The payable was non-interest bearing and was paid during the fiscal year ended March 31, 2008.

In October 2006, a former president and majority stockholder of the Registrant loaned to the Registrant $2,000 in the form of a promissory note payable on demand.  The note was unsecured and bore interest at 8% per annum.  Accrued interest expense on the note at March 31, 2007 was $79.  Interest expense incurred on the note was $3 and $79 for the years ended March 31, 2008 and 2007.  The note and all accrued interest were repaid during the year ended March 31, 2008.

Fast More’s Related Party Transactions

Fast More’s related party transactions as of March 31, 2008 consist of the following:

Name of Related Party	Relationship with the Company

Mr. Xu Kecheng	A beneficial owner of the Company with substantial interest and the Registrant, a director of Chisen and the President, Chief Executive Officer and Chairman of the Board of the Registrant

Zhejiang Chisen Glass Co., Ltd. (“Chisen Glass”)	A company controlled by a family member of certain directors of Chisen

Mr. Xu Keyong	A director of Chisen

Ms. Zhou Fangqin	Spouse of a director of Chisen

Changxing Chisen Xinguangyuan Co., Ltd. (“Xinguangyuan”)	A company controlled by a beneficial owner of the Company with substantial interest

Zhejiang Ai Ge Organism Products Co., Ltd. (“Ai Ge Organism”)	A company controlled by a director of Chisen

Zhejiang Changxing Nuo Wan Te Ke Glass Co., Ltd. (“Nuo Wan Te Ke”)	A company controlled by a close family member of certain directors of Chisen

Zhejiang Changxing Ruilang Electronic Co., Ltd. (“Ruilang”)	A company controlled by a director of Chisen

Summary of Balances with Related Parties as of March 31, 2008 and 2007

Except for the amount due to Mr. Xu Kecheng as disclosed in Note (i) below, all amounts due from / due to related parties represent unsecured advances which are interest-free and repayable on demand.

	As of March 31,
	2008	2007

	US$’000	US$’000

Due from related parties:

Ms.Zhou Fangqin	167	601

Chisen Glass	178	-

Ruilang	897	-

TOTAL:	1,242	601

			As of March 31,
			2008	2007

	Note		US$’000	US$’000
Due to related parties:

Mr. Xu Kecheng	(i	)	5,127	2,824

Mr. Xu Keyong			24	247

Xinguangyuan			912	440

Ai Ge Organism			586	274

Nuo Wan Te Ke			163	1,311

Chisen Glass			-	3,208

TOTAL:			6,812	8,304

(i)	The amount due to Mr. Xu Kecheng is unsecured, interest-free and repayable on or before December 31, 2008.

Summary of Related Party Transactions of Fast More as of March 31, 2008

During the year ended March 31, 2008, Fast More and Chisen underwent a corporate reorganization (“Reorganization”). On February 16, 2008, Fast More acquired the 51%, 9% and 40% equity interests in Chisen from Mr. Xu Kecheng, Mr. Xu Keyong and BEME International Co., Ltd., at a consideration of RMB6,502,500 (approximately US$926,000), RMB1,147,500 (approximately US$164,000) and RMB5,100,000 (approximately US$726,000) respectively. Upon the completion of the transactions, Chisen became a wholly-owned subsidiary of Fast More.

During the year ended March 31, 2008, the Company acquired 3,000,000 shares of Zhejiang Province Changxing Rural Cooperative Bank Association from Chisen Glass for an aggregate consideration of US$472,000.

During the year ended March 31, 2008, the Company purchased glass products of US$801,000 from Chisen Glass.

As of March 31, 2008, US$3,276,000 of the Company’s short-term bank loans was secured by a guarantee provided by Chisen Glass.

As of March 31, 2008, US$2,421,000 of the Company’s short-term bank loans was secured by land use rights owned by Ruilang.

As of March 31, 2008, Chisen Glass, Mr. Xu Kecheng and Ms. Zhou Fangqin provided guarantees, in the aggregate, equal to US$6,408,000 in addition to the restricted bank balances of the Company to secure bill financing of the Company.

As of March 31, 2008, US$2,848,000 of the Company’s short-term bank loans was secured by guarantees provided by Xinguangyuan and Mr. Xu Kecheng.

As of March 31, 2007, US$646,000 of the Company’s short-term bank loans was secured by guarantees provided by Mr. Xu Kecheng and an independent company.

As of March 31, 2007, US$1,292,000 of the Company’s short-term bank loans was secured by a guarantee provided by Nuo Wan Te Ke.

Fast More’s Related Party Transactions as of June 30, 2008

Except for the amount due to Mr. Xu Kecheng as disclosed in Note (i) below, all amounts due from / to related parties represent unsecured advances which are interest-free and repayable on demand.

As of June 30, 2008

US$’000

Due from related parties:

Ms. Zhou Fangqin	125

Chisen Glass	281

TOTAL:	406

		As of June 30, 2008

	Note	US$’000

Due to related parties:

Mr. Xu Kecheng	(i)	5,239

Mr. Xu Keyong		24

Ai Ge Organism		599

TOTAL:		5,862

(i) The amount due to Mr. Xu Kecheng is unsecured, interest-free and repayable on or before December 31, 2008.

Summary of Related Party Transactions of Fast More as of June 30, 2008

Name of related party	Nature of Transactions	Three (3) months ended June 30,

		2008	2007

		US$’ 000	US$’000

Chisen Glass	Purchase of glass products	-	174
	Acquisition of motor vehicle	160	-
	Acquisition of available-for-sale financial assets	-	393

Other Arrangements

As of June 30, 2008, US$4,803,000 of the Company’s short-term bank loans was secured by a guarantee provided by Chisen Glass.

As of June 30, 2008, US$2,474,000 of the Company’s short-term bank loans was secured by land use rights owned by Ruilang.

As of June 30, 2008, Chisen Glass, Mr. Xu Kecheng and Ms. Zhou Fangqin provided guarantees, in aggregate, amounting to US$6,548,000 in addition to the restricted bank balances of the Company to secure bill financing of the Company.

As of June 30, 2008, US$2,911,000 of the Company’s short-term bank loans was secured by guarantees provided by Xinguangyuan and Mr. Xu Kecheng.

Policies and Procedures for Related-Party Transactions

None.

Promoters

None.

Director Independence

The following directors are independent: Dong Quanfeng, Jiang Yanfu, Gong Xiaoyan and Yun Hon Man. The following directors are not independent: Xu Kecheng, He Zhiwei and Liu Chuanjie.

DESCRIPTION OF SECURITIES

As of the date of this Report, our authorized capital stock currently consists of One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share, of which there are Fifty Million (50,000,000) issued and outstanding shares of Common Stock and Ten Million (10,000,000) shares preferred stock, par value $0.001 per share, of which there are zero (0) shares issued or outstanding. The following statements set forth the material terms of our capital stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, World Trophy’s Articles of Incorporation and Bylaws, copies of which are referenced as Exhibits herein, and the provisions of Nevada General Corporation Law. There are no provisions in World Trophy’s Articles of Incorporation or Bylaws that would delay, defer or prevent a change in our control.

Common Stock

As of the date of this Report, we had 50,000,000 shares of Common Stock outstanding. Except as otherwise required by applicable law and subject to the preferential rights of the any outstanding preferred stock, all voting rights are vested in and exercised by the holders of Common Stock with each share of Common Stock being entitled to one (1) vote. In the event of liquidation, holders of Common Stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the Board out of funds legally available therefor.

Blank Check Preferred Stock

Our Board is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Penny Stock Rules

Our Common Stock is subject to the penny stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock. A penny stock is generally a stock that:

•	is not listed on a national securities exchange or NASDAQ,

•	is listed in "pink sheets" or on the OTC,

•	has a price per share of less than $5.00, and

•	is issued by a company with net tangible assets less than $5,000,000.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

•	determination of the purchaser's investment suitability,

•	delivery of certain information and disclosures to the purchaser and

•	receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules, such rules may materially limit or restrict the ability to resell our common stock and the liquidity typically associated with other publicly traded equity securities may not exist.

Warrants

There are no outstanding warrants to purchase our securities.

 Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117, telephone (801) 272-9294, facsimile (801) 277-3147, currently acts as our transfer agent and registrar.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our Common Stock has traded on the OTCBB under the symbol “WTRY” since October 15, 2007. There has been an extremely limited public market for our Common Stock.  As of the date hereof, 50,000,000 shares of Common Stock were issued and outstanding.

When the trading price of our Common Stock is below US$5.00 per share, the Common Stock is considered to be a “penny stock” that is subject to rules promulgated by the SEC (Rule 15-1 through 15g-9) under the Exchange Act. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the SEC’s standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer’s and sales representatives compensation; and (d) providing to customers monthly account statements.

The following table sets forth on a per share basis for the periods shown, the high and low closing bid prices of our Common Stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Closing Bid Prices	High	Low

Calendar Year Ending December 31, 2008

3rd Quarter:	0.10	0.10

2nd Quarter:	0.10	0.10

1st Quarter:	0.10	0.10

Calendar Year Ended December 31, 2007

4th Quarter:	NONE	NONE

3rd Quarter:	NONE	NONE

2nd Quarter:	NONE	NONE

1st Quarter:	NONE	NONE

Calendar Year Ended December 31, 2006

4th Quarter:	NONE	NONE

3rd Quarter:	NONE	NONE

2nd Quarter:	NONE	NONE

1st Quarter:	NONE	NONE

The high and low bid quotations for the Common Stock as of September 30, 2008 were $0.01 and $0.01, respectively.  The market quotations represent prices between dealers, do not include retail markup, markdown, or commissions and may not represent actual transactions.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Board. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the Board does not anticipate declaring any cash dividends for the foreseeable future. We have not paid any cash dividends on our Common Stock.

Holders of Common Equity

As of the date of this Report, we have issued Fifty Million (50,000,000) shares of our Common Stock to 39 holders.

The Company believes that it has more stockholders since many of its shares are held in "street" name. See also the “Security Ownership of Certain Beneficial Owners and Management” above for a table setting forth (a) each person known by us to be the beneficial owner of five percent (5%) or more of our Common Stock and (b) all directors and officers individually and all directors and officers as a group as of the date of this Report, after giving effect to the Exchange. The Exchange occurred simultaneously with the cancellation of 18,658,200 shares of Common Stock held by Mr. Mathew Evans, World Trophy’s sole officer and director and World Trophy’s majority stockholder immediately prior to the Exchange.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this Report, we have no compensation plans (including individual compensation arrangements) under which World Trophy’s equity securities are authorized for issuance.

LEGAL PROCEEDINGS

In the normal course of business, we are named as defendant in lawsuits in which claims are asserted against us. In our opinion, the liabilities, if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on our financial position, results of operations or cash flows. As of the date hereof, there is no pending or outstanding material litigation with the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes, and our Bylaws and Certificate of Incorporation provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We also maintain a website at http://www.chisenpower.com. We plan to make available in the near future on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Until the posting of such reports on our website, we will voluntarily provide electronic or paper copies of our filings free of charge upon written request to the Company at our principal executive offices.

Item 2.03 Creation of a Direct Financial Obligation

On the Closing Date of the Exchange Agreement, the Company had outstanding short-term bank loans in the aggregate equal to US$19,689,000 which are interest bearing at rates ranging from 7.84% to 9.71% per annum and having maturity periods ranging from 5 months to 9 months. Approximately US$6,852,000 of the Company’s bank loans are collateralized by land use rights and buildings of the Company. Various parties have also issued guarantees against these short-term bank loans.

In addition, the Company also obtained a loan of US$5,239,000 from Mr. Xu Kecheng. The loan is unsecured, interest-free and repayable on or before December 31, 2008.

Item 3.02 Unregistered Sales of Equity Securities.

On January 14, 2005, World Trophy sold 10,000,000 shares of Common Stock to Donald Peay, our former president and sole director for $10,000. On January 15, 2005, we sold 1,000,000 shares of our Common Stock to Brian Trapnell and Sugar Loaf Management, LLC for aggregate consideration for $10,000 (each investor purchased 500,000 shares of Common Stock for $5,000). The sale of these shares of Common Stock was exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Securities Act. We did not use an underwriter or pay any commissions in connection with these transactions.

On May 27, 2008, Donald Peay sold 9,500,000 shares of Common Stock to Mathew Evans. Immediately prior to the Exchange, Mr. Evans controlled 84.67% of the Common Stock then issued and outstanding by the Registrant (there were 11,219,400 shares issued and outstanding prior to the November 4, 2008 3-for-1 dividend distribution of the Common Stock with Mr. Evans holding 9,500,000 shares, and 33,658,200 shares issued and outstanding post split with Mr. Evans holding 28,500,000 shares).  Mr. Peay resigned his positions of sole officer and director, and Mr. Evans was appointed to these positions on June 13, 2008. Mr. Evans resigned as sole officer effective as of the Closing Date of the Exchange and his resignation as a director of the Registrant shall become effective on the 10th day following the Information Filing Date.

 On November 4, 2008, the Board declared a dividend distribution of the Common Stock, effective November 4, 2008. The dividend distribution of the Common Stock  was on a 3-for-1 basis affecting World Trophy’s issued and outstanding Common Stock.  Each holder of record of Common Stock as of November 4, 2008 was entitled to receive 2 additional shares of Common Stock for each share of Common Stock held on such date. No shares were issued for fractional shares.  World Trophy’s Transfer Agent mailed the additional stock certificates on November 4, 2008.

On November 12, 2008, pursuant to the terms of the Exchange Agreement, World Trophy acquired all of the issued and outstanding capital stock of Fast More in exchange for Thirty-Five Million (35,000,000) newly-issued shares of Common Stock and Mathew Evans cancelled 18,658,200 shares of Common Stock. As of November 12, 2008 and as of that date of this Report, there were 50,000,000 shares of Common Stock issued and outstanding.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 5.01 Change in Control of Registrant

On the Closing Date of the Exchange Agreement, World Trophy acquired all of the issued and outstanding capital stock of Fast More from the Stockholders in exchange for the issuance by the Company to the Stockholders of an aggregate of Thirty-Five Million (35,000,000) newly-issued shares of Common Stock (32,900,000 shares were issued to Cheer Gold and 2,100,000 shares were issued to Floster). As a result of the Exchange, the Stockholders beneficially own an aggregates seventy percent (70%) of the voting capital stock of World Trophy (65.8% and 4.2% are owned by Cheer Gold and Floster, respectively). Upon the execution of the Exchange Agreement, Mr. Mathew Evans resigned from each of his officer positions with the Registrant and Xu Kecheng was appointed to serve as President and Chief Executive Officer of the Registrant. Additionally, He Zhiwei was appointed to serve as Chief Financial Officer, Fei Wenmei was appointed to serve as Corporate Secretary, Liu Chuanjie was appointed to serve as Treasurer, Wang Yajun was appointed to serve as a Vice-President and Lou Shourong was appointed to serve as a Vice-President. Mr. Evans’ resignation as a director of the Registrant, and the appointment of He Zhiwei, Liu Chuanjie, Dong Quanfeng, Jiang Yanfu, Gong Xiaoyan and Yun Hon Man to serve as Board members of the Registrant, shall become effective on the 10th day following the Information Filing Date (as detailed in Item 5.02 herein below).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On the Closing Date, (a) Mathew Evans resigned as sole officer of the Registrant, (b) Xu Kecheng was appointed to serve as a Director, President and Chief Executive Officer of the Registrant, (c) He Zhiwei was appointed to serve as Chief Financial Officer of the Registrant, (d) Fei Wenmei was appointed to serve as Corporate Secretary of the Registrant, (e) Liu Chuanjie was appointed to serve as Treasurer of the Registrant, (f) Wang Yajun was appointed to serve as a Vice-President of the Registrant and (g) Lou Shourong was appointed to serve as a Vice-President of the Registrant, effective immediately. Following the expiration of the ten (10) day time period following the mailing of an Information Statement complying with Form 14F-1 under the Exchange Act, Mr. Evans’ resignation as a director shall become effective and He Zhiwei, Liu Chuanjie, Dong Quanfeng, Jiang Yanfu, Gong Xiaoyan and Yun Hon Man shall, along with Xu Kecheng, who at such time was already a member of the Board, serve as Board members of the Registrant with Xu Kecheng serving as Chairman of the Board. For further information on these individuals, please see the Section entitled “Directors, Executive Officers, Promoters and Control Persons” herein above.

Item 5.06 Change in Shell Company’s Status

Prior to the Closing Date, World Trophy was a shell company, other than a business combination related shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Upon completion of the Exchange, World Trophy ceased being a shell company. From and after the Closing Date, the operations of Fast More and Chisen shall be the only operations of World Trophy.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements attached hereto as Exhibits 99.1 and 99.2.

(b)	Pro Forma Financial Statements attached hereto as Exhibits 99.3.

(c)	See (a) and (b) above.

(d)	Exhibit No Description:

EXHIBIT NO.	DESCRIPTION	LOCATION

2.1	Share Exchange Agreement, dated November 12, 2008, by and among World Trophy Outfitters, Inc., Fast More Limited, Cheer Gold Development Ltd. and Floster Investment Limited	Provided herewith

3.1	Articles of Incorporation of World Trophy Outfitters, Inc.	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement on Form SB-2 as filed with the SEC on September 23, 2005

EXHIBIT NO.	DESCRIPTION	LOCATION

3.2	Bylaws of World Trophy Outfitters, Inc.	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement on Form SB-2 as filed with the SEC on September 23, 2005

3.3	Certificate of Incorporation of Fast More Limited, dated December 17, 2007	Provided herewith

3.4	Memorandum and Articles of Association of Fast More Limited, dated as of December 17, 2007	Provided herewith

3.5	Certificate of Incorporation of Changxing Chisen Electric Co., Ltd.	Provided herewith

3.6	Articles of Associations of Changxing Chisen Electric Co., Ltd.	Provided herewith

10.1	Agreement on Establishment of Changxing Chisen Physical Chemistry Power Research and Development Center, dated April 30, 2008	Provided herewith

10.2	Form of Labor Contract	Provided herewith

10.3	Lease Agreement, dated March 30, 2008, by and between Changxing Chisen Electric Co., Ltd. and Changxing Xiangyi Industrial Park Investment Co., Ltd.	Provided herewith

10.4	Contract For Loan on Guarantee, by and among Zhejiang Changxing Agricultural Cooperative Bank, Changxing Chisen Electric Co., Ltd. and Zhejiang Chisen Galss Co., Ltd.	Provided herewith

10.5	Renminbi Loan Contract, dated January 11, 2008, by and between Changxing Chisen Electric Co., Ltd. and China Construction Bank Corporation (Changxing Branch)	Provided herewith

10.6	Renminbi Loan Contract, dated April 11, 2008, by and between Changxing Chisen Electric Co., Ltd. and China Construction Bank Corporation (Changxing Branch)	Provided herewith

10.7	Renminbi Loan Contract, dated March 31, 2008, by and between Changxing Chisen Electric Co., Ltd. and Bank of China (Hong Kong) Limited Shanghan Branch	Provided herewith

10.8	Loan Contract (Short Term), dated August 15, 2008, by and between Changxing Chisen Electric Co., Ltd. and Bank of China Changxing Branch	Provided herewith

EXHIBIT NO.	DESCRIPTION	LOCATION

10.9	Acceptance Agreement, dated August 25, 2008, by and between Changxing Chisen Electric Co., Ltd. and Industrial Bank Co., Ltd. Hangzhou Branch	Provided herewith

10.10	Acceptance Agreement of Commercial Bill, dated September 18, 2008, by and between Changxing Chisen Electric Co., Ltd. and China Bank Co., Ltd. Changxing Branch	Provided herewith

10.11	Acceptance Agreement of Commercial Bill, dated July 29, 2008, by and between Changxing Chisen Electric Co., Ltd. and China Construction Bank Changxing Branch Co., Ltd.	Provided herewith

10.12	Acceptance Agreement of Commercial Bill, dated September 9, 2008, by and between Changxing Chisen Electric Co., Ltd. and China Construction Bank Changxing Branch Co., Ltd.	Provided herewith

10.13	Components Purchase Contract, effective as of January 1, 2008, by and between Changxing Chisen Electric Co., Ltd. and Jiansu Xinri Electric Bicycle Co., Ltd.	Provided herewith

10.14	Supply Contract, dated April 22, 2008, by and between Changxing Chisen Electric Co., Ltd. and Jiangsu Yadea Science & Technology Development Co., Ltd.	Provided herewith

10.15	Sales Contract of Battery, dated November 10, 2007, by and between Changxing Chisen Electric Co., Ltd. and Hu Qinzhong, Yancheng Office	Provided herewith

10.16	Sales Contract of Battery, dated February 17, 2008, by and between Changxing Chisen Electric Co., Ltd. and Song Chunwei	Provided herewith

17	Resignation of Mathew Evans, dated November 12, 2008	Provided herewith

21	List of Subsidiaries of World Trophy Outfitters, Inc.	Provided herewith

23.1	Consent of Mazars CPA Limited	Provided herewith

99.1	Audited Consolidated Financial Statements of Fast More Limited and its Subsidiary for the Fiscal Years Ended March 31, 2008 and 2007	Provided herewith

EXHIBIT NO.	DESCRIPTION	LOCATION

99.2	Unaudited Condensed and Consolidated Financial Statements of Fast More Limited and its Subsidiary for the Three (3) Months Ended June 30, 2008 and 2007	Provided herewith

99.3	Unaudited Pro Forma Financial Statements of Fast More Limited for the three (3) month period ended June 30, 2008 and the two years ended March 31, 2008.	Provided herewith

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2008

WORLD TROPHY OUTFITTERS, INC.

By:	/s/ Xu Kecheng
Name:	Xu Kecheng
Title:	President and Chief Executive Officer